Acquisition & Option Agreement

by and among

Puget Technologies, Inc.,

a publicly held Nevada corporation subject to the reporting requirements imposed by Sections 13 and 15(d) of the Exchange Act

&

Yipsi Martin

a Florida resident

&

Behavioral Centers of South Florida LLC, a Florida limited liability company

Table of Contents

Article One:	Definitions & Rules of Construction	3
1.1	Definitions:	3
1.2	Rules of Construction:	9
Article Two:	Plan of Acquisition	10
2.1	Acquisition	14
2.2	Puget-BCSF Option	14
2.3	Unregistered Status of Puget Class B Convertible Preferred Stock to Be Issued	14
2.4	Management of BCSF, Proxy	16
2.5	Spinout Rights	18
Article Three:	Representations & Warranties	19
3.1	BCSF	19
3.2	Puget	29
Article Four:	Covenants	39
4.1	BCSF	39
4.2	Puget	40
4.3	The Parties	41
4.4	Exchanging BCSF Equity & Securities Owner	44
Article Five:	Conditions Precedent	44
5.1	Conditions to Obligations of Each Party to Effect the Acquisition	44
5.2	Additional Conditions to Obligations of Exchanging BCSF Equity & Securities Owner	45
5.3	Additional Conditions to the Obligations of Puget	46
Article Six:	Closing	47
6.1	Closing Dates	47
6.2	Items to be delivered at Closing by BCSF and the Exchanging BCSF Equity & Securities Owner	47
6.3	Items to be delivered at Closing by Puget	48
6.4	Completion of Closing	49
Article Seven:	Default or Termination	49

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

Page ii

7.1	Termination	49
7.2	Effect of Termination	50
Article Eight:	Confidentiality	51
8.1	BCSF’s Business Information	51
8.2	Puget’s Business Information	51
Article Nine:	Miscellaneous	52
9.1	Expenses	52
9.2	Assignability	52
9.3	Counterparts & Facsimile Execution	52
9.4	Remedies	52
9.5	Survival of Condition Subsequent, Representations and Warranties, Covenants	53
9.6	Third-Party Beneficiaries	53
9.7	Severability	53
9.8	Entire Agreement	53
9.9	Amendments, Extensions & Waiver	53
9.10	Exhibits	54
9.11	Negotiated Transactions	54
9.12	Governing Laws, Venue and Dispute Resolution	54
9.12.1	Jurisdiction & Venue	54
9.12.2	Applicable Law & Venue	55
9.12.3	Dispute Resolution	55
9.13	Notices	55
9.14	Further Assurances	56
9.15	Benefit of Agreement	56
9.16	License	56
9.17	Broker	56
9.18	Counterparts	57
	Signatures	57
	Exhibits	59, et. seq.

Exhibits

Exhibit	Description
3.1	BCSF warranty exceptions
3.1.A	BCSF material contracts and related claims or potential claims based thereon
3.1.B	Current BCSF capitalization
3.1.C-1	BCSF real property held
3.1.C-2	BCSF leased property held
3.1.D	BCSF material encumbrances on real property owned or leased
3.1.E	BCSF tax delinquencies and liabilities
3.1.F	BCSF subsidiaries or investments in other entities
3.1.G	BCSF employee claims, related liabilities and benefit plans
3.1.I	BCSF insurance policies and insurance issues
3.1.J	BCSF intellectual property
3.1.J.7	Form of BCSF confidentiality agreement signed by all employees with access to intellectual property
3.1.K	BCSF litigation or threatened litigation or proceedings
3.1.M	BCSF financial statements
3.2	Puget’s warranty exceptions
3.2.B	Puget securities issuance obligations
3.2.C	Post financial statement changes
3.2.G	Puget litigation or threatened litigation or proceedings, tax liabilities, security interests, liens or encumbrances
3.2.K	Puget leases
3.2.M	Puget contracts and commitments
4.3.C	Required consents
4.3.H.1	Form of BCSF Essential Personnel Employment Agreements
9.16	Broker

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

Page iii

Items to be delivered at Closing by BCSF

1.	Certificates for the BCSF Securities
2.	A lien and judgement search
3.	A good standing certificate
4.	Certified copies of resolutions passed by BCSF’s board of directors and shareholders
5.	A certificate attesting that all representation, warranties, exhibits and schedules remain materially true and accurate.
6.	Opinion of counsel
7.	Specific affidavit concerning compliance with or waiver of applicable conditions precedent
8.	Executed Agreements with BCSF Essential Personnel
9.	Consents to this acquisition by the relevant agencies of the State of Florida and by the entities from which BCSF receives patient referrals and payments for patient treatments or, an opinion of counsel that such consents are not legally required.

Items to be delivered at Closing by Puget

1.	A lien and judgement search
2.	A good standing certificate
3.	Certified copies of resolutions passed by Puget’s board of directors
4.	A certificate attesting that all representation, warranties, exhibits and schedules remain materially true and accurate.
5.	Instructions to transfer agent re issuance of the Equity Portion of the Acquisition Price
6.	Opinion of counsel
7.	Specific affidavit concerning compliance with or waiver of applicable conditions precedent
8.	Cash Equivalents

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

Acquisition & Option Agreement

This Acquisition & Option Agreement (hereinafter referred to collectively with all exhibits and schedules as the “Agreement”) is made and entered into by and among Puget Technologies, Inc., a publicly held Nevada corporation subject to reporting requirements imposed by Sections 13 and 15(d) of the Exchange Act (“Puget”); Behavioral Centers of South Florida LLC, a Florida limited liability company (“BCSF”); and, Yipsi Martin, a Florida resident and the sole owner of BCSF (the “Exchanging BCSF Equity & Securities Owner”); each of the above listed being sometimes hereinafter collectively referred to as the “Parties” or generically as a “Party”.

Preamble:

Description of BCSF’s business as of the date hereof (BCSF’s “Business”):

BCSF is a centralized community behavioral health center providing its clients/patients with mental health services ranging from psychiatry, individual therapy, psycho-social rehabilitation services and case management in clinics located in the Florida Counties of Dade and Broward and, in collaboration with Puget, plans to expand into Palm Beach County. It is currently organized under the laws of the State of Florida as a limited liability company but, should the Parties enter into an Acquisition & Option Agreement as proposed below, it would convert into a Florida corporation as permitted under Section 607.11933, Florida Statutes. It currently operates a multi-location clinic employing or independently contracting with 119 individuals, including two psychiatrists, one licensed mental health counselor supervisor, one licensed clinical social worker supervisor and one licensed marriage and family therapy supervisor who supervise seventeen therapists in the mental health department; one board certified behavior analyst, one board certified assistant behavior analyst and two registered behavior technicians; and, five advanced registered nurse practitioners in the field of psychiatry. In the area of case management four licensed clinical social worker supervisors supervise forty-nine licensed clinical social workers. The clinic has provided services to approximately 2,150 patient/clients who remain in the system of which they have an active patient base of approximately 1,100 at any one time but anticipate material expansion after the proposed Acquisition through the acquisition of compatible and complementary businesses, as well as by establishing additional clinics, initially in the State of Florida. Its total revenues for the calendar years ended December 31, 2018 (nine months), 2019 and 2020 increased from $959,871 to $3,237,687 and then to $5,540,711.

Its activities are licensed by the State of Florida through the Agency for Health Care Administration and are subject to conditions imposed by major insurance carriers as well as government insurance programs such as Medicaid with which it coordinates its activities. Its major areas of concentration involve group therapy, psycho-social rehabilitation and comprehensive behavioral assessment but BCSF is also highly involved in individual therapy, development of management skills, speech therapy, physical therapy, occupational therapy, targeted case management, mental health treatment plans and medication management.

Whereas, BCSF has been introduced to Puget by Puget’s strategic consultant, Qest Consulting Group, Inc., a Colorado corporation and Affiliate of Puget, as a potential acquisition candidate which might, in the future, transition to status as an independent public company, and

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

Whereas, the foregoing comports with the business goals of the Exchanging BCSF Equity & Securities Owner provided that she is provided adequate assurances that BCSF’s current management retains control of its day to day business operations, subject to supervision by Puget with respect to strategic matters and legal and regulatory compliance; and

Whereas, the foregoing comports with Puget’s business model as an incubator for future public companies and consequently, Puget is agreeable to the foregoing and willing to assist BCSF in the development and expansion of its business as well as assisting its management in developing the knowledge and experience appropriate to supervision of a publicly traded company subject to regulation under the Securities Act and the Exchange Act; and

Whereas, based on the foregoing but subject to the following detailed conditions to be either met or waived prior to two separate potential Closings and subject to obtaining required regulatory approval, the Exchanging BCSF Equity & Securities Owner desires to initially exchange 50% of her securities in BCSF for Cash Equivalents and shares of Puget’s Class B Convertible Preferred Stock (as hereinafter defined) and also to provide Puget with an option to acquire the remainder of BCSF’s securities for Cash Equivalents and shares of Puget’s Class B Convertible Preferred Stock (the “Puget-BCSF Option”) so that, if the Puget-BCSF Option was exercised, BCSF would operate as a wholly owned Puget subsidiary with a right vested in the Exchanging BCSF Equity & Securities Owner to partially reverse the transaction after three years so that thereafter fifteen percent of BCSF’s common stock as then constituted becomes owned directly by Puget’s shareholders through a stock dividend, ten percent is retained by Puget for transference to its business development company subsidiary (when and if it is organized) and the balance is returned to the Exchanging BCSF Equity & Securities Owner in exchange for seventy-five percent of the aggregate initial and Puget-BCSF Option Acquisition Consideration received as hereinafter described, and

Whereas, the board of directors of Puget believes it is in the best interest of Puget and its securities holders that Puget agree to the foregoing proposal as a result of which the Exchanging BCSF Equity & Securities Owner will become a shareholder of Puget and, if the Puget- BCSF Option is exercised, for accounting purposes, BCSF would be deemed to constitute a consolidated subsidiary of Puget, and, in furtherance thereof, have approved the potential multistage Acquisition; and

Whereas, pursuant to the terms of the Acquisition and the Puget-BCSF Option, if exercised as hereinafter set forth, among other things, all of the outstanding securities of BCSF (“BCSF’s Securities”) will be exchanged for shares of Puget’s Class B Convertible Preferred Stock, $0.001 par value (“Puget’s Class B Convertible Preferred Stock”) and the Cash Portion of the Acquisition Price (as hereinafter defined), in reliance on applicable exemptions from the registration requirements of the Securities Act and applicable Blue Sky laws, as hereinafter defined; and

Whereas, Puget, BCSF and the Exchanging BCSF Equity & Securities Owner desire to make certain representations and warranties and other agreements in connection with the Acquisition and to provide very specific and detailed conditions that must be either met or waived by the Parties prior to Closing:

Now, Therefore, in consideration of the entry of the Parties into this Agreement, as well as the sum of ten dollars, the mutual promises herein exchanged and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

Witnesseth:

Article One: Definitions & Rules of Construction

1.1	Definitions:

As used in this Agreement, the following words, terms and phrases will have the meanings ascribed to them below:

A.	“2020 10-K” will mean Puget’s report on Commission Form 10-K for the fiscal year ended October 31, 2020.

B.	“Acceptable Liabilities” will mean liabilities, either actual, accrued or contingent which have been reflected in Financial Statements (including the notes thereto) exchanged hereby or (ii) have been specifically described in this Agreement or in its Schedules or Exhibits.

C.	“Accredited Investor” will mean a person or entity that meets the asset or income requirements for treatment as an accredited investor specified in Rule 501 of Commission Regulation D promulgated under the Securities Act.

D.	“Acquisition” will mean the effectuation of the acquisition of 50% of the outstanding securities of BCSF by Puget in exchange for the Initial Acquisition Consideration, as contemplated by this Agreement.

E.	“Acquisition Consideration” will mean the collective and generic term for the Cash Portion of the Acquisition Price and the Equity Portion of the Acquisition Price, and will be more specifically designated as either initial, or involving subsequent exercise of the Puget-BCSF Option.

F.	“Affiliate” will mean an entity or person that controls, is controlled by or is under common control with another person and their immediate families.

G.	“Agreement” will mean this Acquisition & Option Agreement together with all referenced exhibits and schedules.

H.	“AHCA” will mean the State of Florida’s Agency for Health Care Administration.

I.	“Auditable” financial statements are financial statements that while not yet audited, meet all requirements for Audited financial statements.

J.	“Audited” financial statement means a financial statement that has been prepared in accordance with GAAP consistently applied and that has been audited by an independent certified public accountant qualified by the PCAOB, in accordance with generally accepted auditing standards and includes notes to the financial statement that state whether or not the audited person is in compliance with its reserve requirements. “BCSF’s Audited Financial Statements” will mean BCSF’s audited financial statements (balance sheets, income statements and related schedules and footnotes) as of and for the fiscal year ending December 31, 2020 prepared in conformity with GAAP.

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

K.	“Puget-BCSF Option” will mean the option granted by the Exchanging BCSF Equity & Securities Owner to Puget to acquire all of the remaining BCSF securities after the Initial Acquisition, subject to required regulatory approvals, if any.

L.	“BCSF’s Declarants” will mean Yipsi Martin and BCSF (and any successor thereto).

M.	“BCSF’s Exhibits” will mean the exhibits referenced by the section designations of this Agreement as to which they apply, and constituting a Material component of this Agreement.

N.	“BCSF’s Financial Statements” will be the collective term for the BCSF’s Unaudited but Auditable Financial Statements, the BCSF’s Financial Statements including Audited Balance Sheet, Audited Statements of Operations, Statements of Shareholders Equity and notes related to all of the foregoing and BCSF’s Unaudited Balance Sheet.

O.	“BCSF’s Intellectual Property” will mean (i) all United States and foreign patents and patent applications owned or controlled by BCSF; (ii) all federal, state, and foreign trademark and service mark registrations and applications with respect to the trademarks and service marks which BCSF is using, or intends to use, and those trademarks and service marks owned or controlled by BCSF or licensed to BCSF for which no application for registration is pending; (iii) all United States copyright registrations and applications owned or controlled by BCSF or licensed to BCSF; and (ii) all license and other rights in any third party product, intellectual property, proprietary or personal rights, documentation, or tangible or intangible property, including without limitation the types of intellectual property and tangible and intangible proprietary information described in (i), (ii) or (iii) above, that are in either case owned or held by or on behalf of BCSF or that are being used in BCSF’s business as it has been or is currently conducted.

P.	“BCSF’s Schedules” will mean the schedules referenced by the section designations of this Agreement as to which they apply annexed to this Agreement and constituting a Material component of this Agreement.

Q.	“BCSF’s Securities” shall have the meaning used by the Commission for federal securities law purposes which includes, without limitation, all outstanding equity interests in BCS, shares of BCSF equity securities together with all options or rights to acquire BCSF equity securities.

R.	“BCSF’s Warranty Exceptions” will mean those exceptions to the representations and warranties made by BCSF relating to Section 3.1 hereof specifically disclosed in individual exhibits made part of this Agreement.

S.	“Blue Sky Laws” will mean the securities laws, rules, regulations and judicial decisions and interpretations of state securities laws.

T.	“Books and Records” will mean all books, records, bank statements, budgets, financial statements, correspondence, computer programs, software developments, trade secrets, customer lists, supplier lists, site plans, surveys, plans and specifications, marketing materials, floor plans, tax assessment records, billing and collection records, engineering plans and specifications, as-built drawings, development plans and all other records.

U.	“Capital Stock” will mean the generic term used for equity securities, whether common stock, preferred stock, limited liability company interests, or otherwise.

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

V.	“Cash Equivalents” shall mean United States Dollars or official financial institution instruments pursuant to which United States Dollars are transferred or exchanged, such as certified or official bank checks, wired funds or other recognized methods for transfer of United States Dollars in national or international commerce.

W.	“Cash Portion of the Acquisition Price” will mean $1,000,000 in Cash Equivalents for the Initial Acquisition and $1,000,000 in Cash Equivalents upon exercise of the Puget-BCSF Option.

X.	“Client and Customer Agreements” will mean all firm orders from customers for the purchase of goods or services.

Y.	“Close” or “Closing” will mean the consummation of the transactions contemplated by this Agreement and designated either Initial or Final Closing depending on the context.

Z.	“Closing Date” will mean the date that the Closing takes place and designated either Initial or Final Closing Date, depending on the context.

AA.	“Closing Documents” will mean all of the documents and instruments which the Parties must exchange as a condition to Closing, whether Initial or Final.

BB.	“Code” will mean the United States Internal Revenue Code of 1986, as amended.

CC.	“Commission” will mean the United States Securities and Exchange Commission.

DD.	“Contracts” will mean all contracts, agreements, understandings, indentures, notes, bonds, loans, instruments, leases, subleases, mortgages, franchises, licenses, commitments or binding arrangements, express or implied, oral or written, whether or not enforceable.

EE.	“Dependent Service Agreements” will mean the Contracts, alliances or joint ventures entered into with third parties for the generation of business for or the provision of services, supplies, equipment, media placement, personnel or access to facilities, equipment or time, software or other computer-related items, for the benefit or use of clients or customers.

FF.	“Disputed Item(s)” will mean any disputes that are not resolved by reference to specific provisions of this Agreement, without recourse to this Agreement’s dispute resolution procedures.

GG.	“Employee Benefit Plan” will mean any: Non-qualified deferred compensation or retirement plan or arrangement which is a:

1.	Qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan including any Multi-employer Plan as defined in ERISA Section 3[37]); or

2.	Qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan.

HH.	“Employee Pension Benefit Plan” will have the meaning set forth in ERISA Section 3(2).

II.	“Encumbrance” will mean any title defect, mortgage, assignment, pledge, hypothecation, security interest, title or retention agreement, levy, execution, seizure, attachment, garnishment, deemed trust, lien, easement, option, right or claim of others, or charge or encumbrance of any kind whatsoever.

JJ.	“Equity Portion of the Acquisition Price” will mean shares of Puget’s Class B Convertible Preferred Stock to be valued at $2.00 per share for the initial acquisition of 50% of BCSF and at the same price per share as shares of Puget’s Class B Convertible Preferred Stock offered to investors in a private placement to be effected by Puget for purposes of obtaining the Cash Portion of Acquisition Price upon exercise of the Puget-BCSF Option, expected to be $5.00 per share;

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

KK.	“ERISA” will mean the Employee Retirement Income Security Act of 1974, as amended.

LL.	“Essential BCSF Personnel” will mean BCSF’s current executive officers, essential employees and independent contractors and such other BCSF personnel as are deemed essential by Puget, all of whom on and after the Closing must be parties to agreements substantially in the form annexed hereto and made a part hereof as exhibit 4.3.H.1.

MM.	“Exchange Act Reports” will mean all reports filed by Puget with the Commission pursuant to the Exchange Act.

NN.	“Exchange Act” will mean the Securities Exchange Act of 1934, as amended.

OO.	“Exchange Agent” will mean the person or entity responsible following the Closing, for issuing and delivering the shares of Puget’s Class B Convertible Preferred Stock to the Exchanging BCSF Equity & Securities Owner.

PP.	“Exchanging BCSF Equity & Securities Owner” shall mean Yipsi Martin.

QQ.	“Final Closing” shall mean the closing upon exercise of the Puget-BCSF Option.

RR.	“FINRA” will mean the Financial Industry Regulatory Authority, Inc., a private corporation that acts as a self-regulatory organization and the successor to the National Association of Securities Dealers, Inc. and the member regulation, enforcement, and arbitration operations of the New York Stock Exchange.

SS.	“GAAP” will mean generally accepted accounting principles, consistently applied, in conformity with the rules and regulations of the Commission.

TT.	“GAAS” will mean generally accepted auditing standards, in conformity with the rules and regulations of the Commission.

UU.	“Governmental Entity” means agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures and offices of any nature whatsoever for any government unit or political subdivision, whether federal, state, county, district, municipal, city or otherwise, and whether now or later in existence.

VV.	“Hazardous Waste” will mean any waste, substance or material, in any physical state, designated as hazardous by the United States Environmental Protection Agency under the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et. seq., any regulations promulgated thereunder, or comparable laws or regulations of the state, county or local governmental unit having jurisdiction thereof, or determined under binding judicial decisions thereunder.

WW.	“Initial Closing” will mean the closing on Puget’s acquisition of the initial 50% of BCSF’s securities.

XX.	“Investment Company Act” will mean the Investment Company Act of 1940, as amended.

YY.	“IRS” will mean the United States Internal Revenue Service.

ZZ.	“Knowledge” or any derivations or variations thereof, whether in the form of a word or phrase, when used to qualify a representation or warranty, will mean knowledge after reasonable inquiry by a senior executive officer of the legal entity on whose behalf the assertion is made and will include information that such legal entity should have had in the exercise of reasonable diligence.

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

AAA.	“Leased Realty” will mean all Real Property that is leased, rather than owned in fee simple.

BBB.	“Material Contracts” will mean those Contracts not made in the ordinary course of business that will be performed after the date of this Agreement or that were entered into not more than two years before the date of this Agreement.

CCC.	“Material” or any derivations or variations thereof, whether in the form of a word or phrase when used to qualify a representation or warranty will mean a variance that could have negatively affected a decision by a reasonably prudent person to engage in the transactions contemplated by this Agreement, and will be measured both on the occasion in which such term is referenced as well as on an aggregate basis with other similar matters.

DDD.	“Net Tangible Assets” will mean total assets less intangible assets and liabilities, as defined for purposes of Exchange Act Section 3(a)(51) and Rule 3a-51-1(g) promulgated thereunder.

EEE.	“Net, Pre-Tax Profits” will mean earnings before taxes, but after deduction of all other expenses, depreciation and amortization, determined in accordance with GAAP.

FFF.	“Net, Post-Tax Profits” will mean earnings after taxes and deduction of all other expenses, depreciation and amortization, determined in accordance with GAAP.

GGG.	“PCAOB” will mean the Public Company Accounting Oversight Board (PCAOB), a nonprofit corporation created by the Sarbanes–Oxley Act of 2002 to oversee the audits of public companies and other issuers in order to protect the interests of investors and further the public interest in the preparation of informative, accurate and independent audit reports. The PCAOB also oversees the audits of broker-dealers, including compliance reports filed pursuant to federal securities laws, to promote investor protection. All PCAOB rules and standards must be approved by the U.S. Securities and Exchange Commission.

HHH.	“Pink Open Market” will mean a trading platform operated by the OTC Markets Group used by securities brokers and dealers for transparent trading and best execution in any security but without financial standards or disclosure requirements. A wide spectrum of companies are traded on this market, including foreign companies that limit their disclosure in the U.S., penny stocks and shells, as well as distressed, delinquent, and dark companies not willing or able to provide information to investors.

III.	“Performance Shares” will mean the shares of Puget Common Stock reserved by Puget at Final Closing for issuance to BCSF based on the performance of BCSF, as described in Section 2.1.A.2, for allocation as BCSF’s board of directors deems appropriate.

JJJ.	“Permits” and “Licenses” will mean all government permits, licenses, authorizations, certificates of occupancy and approvals which are possessed by the declaring Party.

KKK.	“Permitted Encumbrance” will mean those specific Encumbrances detailed in exhibits annexed hereto and made a part hereof, but only to the extent, including duration, amounts and nature specified therein.

LLL.	“Principal Executive Officers” will mean all executive officers of the respective Party, primarily including the chief executive officer, the managing member, the chief operating officer, the chief financial officer, the chairman, the president, the senior vice president, the treasurer and the secretary.

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

MMM.	“Puget’s Class B Convertible Preferred Stock” shall, unless otherwise specified, mean Puget’s Class B Convertible Preferred Stock, as adjusted pursuant to alterations such as stock splits, reverse stock splits, increases in authorization etc.

NNN.	“Puget Exhibits” will mean the exhibits referenced by the Section designations of this Agreement as to which they apply, annexed at the direction of Puget to this Agreement and constituting a material component of this Agreement.

OOO.	“Puget Financial Statements” will mean the Puget financial statements, including all related schedules and the notes thereto incorporated in the 2020 10-K, the reports on Commission Form 10-Q filed subsequent to October 31, 2020 and the financial statements included in current reports on Commission Form 8-K filed since the dates of the Subsequent Quarterly Reports; all such financial statements being hereinafter collectively and generically referred to as the “Puget Financial Statements.”

PPP.	“Puget Schedules” will mean the schedules referenced by the Section designations of this Agreement as to which they apply annexed to this Agreement and constituting a Material component of this Agreement.

QQQ.	“Puget’s Warranty Exceptions” will means those exceptions to the representations and warranties made by Puget in this Agreement as disclosed in exhibit 3.2, et. seq.

RRR.	“Qest” will mean Qest Consulting Group, Inc., a Colorado corporation and Puget’s “parent” as that term is defined in Rule 405 of Commission Regulation C, which serves as Puget’s strategic consultant and which introduced the Parties.

SSS.	“Real Property” will mean all real property rights or ownership interests belonging to the declaring Party.

TTT.	“Regulation S-K” will mean the prescribed regulation promulgated by the Commission with respect to disclosure requirements for filings used by public companies under the various securities acts.

UUU.	“Regulation S-X” will mean the prescribed regulation promulgated by the Commission that lays out the specific form and content of financial reports, specifically the financial statements of public companies.

VVV.	“Rule 506(b)” will mean Rule 506(b) of Commission Regulation D promulgated under authority of the Securities Act.

WWW.	“Securities Act” will mean the Securities Act of 1933, as amended.

XXX.	“State Securities Act Exemptions” will mean exemptions from applicable pre-registration requirements provided by the laws, rules or regulations governing transactions in securities in the states in which BCSF is organized or in which its shareholders are domiciled.

YYY.	“Subsequent Current Reports” will mean Puget’s reports on Commission Form 8-K filed after the Subsequent Quarterly Reports but prior to the date of Final Closing of this Agreement.

ZZZ.	“Subsequent Exchange Act Reports” will mean Puget’s reports filed with the Commission pursuant to requirements of the Exchange Act after the filing of Puget’s report on Commission Form 10-K for the year ended October 31, 2020 but prior to the date of Final Closing on this Agreement.

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

AAAA.	“Subsequent Quarterly Reports” will mean Puget’s reports on Commission Form 10-Q for the quarterly periods following the filing of Puget’s report on Commission Form 10-K for the year ended October 31, 2020 but prior to the date of Final Closing on this Agreement.

BBBB.	“Substantial Compliance” will mean compliance which the Party for whose benefit or at whose request an act is performed, or for whose benefit or at whose request an act is refrained from could under the circumstances be reasonably expected to accept as full compliance.

CCCC.	“Tax Return” will mean any return, declaration, report, claim for refund, information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

DDDD.	“Tax” or collectively or generically, “Taxes,” will mean any and all, state, local or foreign income, gross receipt, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including any tax under Code Section 59a.), custom duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not. Additional defined terms may be specified in certain sections and subsections below, particularly with reference to statutory definitions, and are characterized by the use of quotation marks and initial letter capitalization.

1.2	Rules of Construction:

A.	When a reference is made in this Agreement to schedules or exhibits, such reference will be to a schedule or exhibit to this Agreement unless otherwise indicated.

B.	The words “include,” “includes” and “including” when used herein will be deemed in each case to be followed by the words “without limitation.”

C.	The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

D.	The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

E.	All pronouns and any variations thereof will be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

F.	The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Parties drafting such agreement or document.

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

Article Two: Plan of Acquisition & Puget-BCSF Option

2.1	Acquisition

A.	1.	At the Initial Closing on this Agreement the Exchanging BCSF Equity & Securities Owner will exchange 50% of BCSF’s Securities for $1,000,000 in Cash Equivalents (the “Cash Portion of the Acquisition Price”) and $1,500,000 in shares of Puget’s Class B Convertible Preferred Stock to be valued at $2.00 per share;

2.	Upon exercise of the Puget-BCSF Option the Exchanging BCSF Equity & Securities Owner will exchange 50% of BCSF’s Securities for $1,000,000 in Cash Equivalents (the “Cash Portion of the Acquisition Price”) and $1,500,000 in shares of Puget’s Class B Convertible Preferred Stock to be valued at the same price per share as shares of Puget’s Class B Convertible Preferred Stock offered to investors in a private placement to be effected by Puget for purposes of obtaining the Cash Portion of Acquisition Price, expected to be $5.00 per share;

3.	The “Equity Portion of the Acquisition Price” and the Cash Portion of the Acquisition Price will hereinafter collectively and generically be referred to as the “Acquisition Consideration”).

B.	In addition to the Acquisition Consideration, assuming exercise of the Puget-BCSF Option, at Final Closing, Puget will reserve additional shares of its Common Stock (the “Performance Shares”) for potential future issuance to BCSF for redistribution among its employees, potentially including the Exchanging BCSF Equity & Securities Owner, based on their contributions to development of BCSF’s Business, in annual installments as follows:

1.	The total number of Performance Shares shall be based on the sum of $300,000 divided by the average closing actual sales price reported at the close of business during the ten business days preceding the end of the applicable year set forth below.

2.	For the year ended December 31, 2022, an amount equal to one half of the Performance Shares if BCSF together with its consolidated subsidiaries has earned, on an accrual basis in accordance with GAAP, Net, Post-Tax Profits of not less than $1,000,000; and

3.	For the year ended December 31, 2023, an amount equal to one half of the Performance Shares if BCSF together with its consolidated subsidiaries has earned, on an accrual basis in accordance with GAAP, Net, Post-Tax Profits of not less than $2,000,000.

4.	In the event that the foregoing Net, Post-Tax Profits (determined under the cash method of accounting in compliance with GAAP) are not attained during the time periods set, then:

a.	If the Net, Post-Tax Profits (determined under the cash method of accounting in compliance with GAAP) are less than 33% of the required threshold during any subject 12 month period, the Performance Shares for such period will be forfeited;

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

b.	If the Net, Post-Tax Profits (determined under the cash method of accounting in compliance with GAAP) are between 33% and 80% of the required threshold during any subject 12 month period, the Performance Shares for such period and the required threshold will be carried over to the next year, increasing both the aggregate threshold and the aggregate shares attainable for such year; and

c.	If the Net, Post-Tax Profits (determined under the cash method of accounting in compliance with GAAP) are between 80% and 100% of the required threshold during the subject 12 month period, the Performance Shares for such period will be prorated.

4.	In both of the foregoing instances, the holders of such securities may be granted piggyback registration rights (i.e., in the event that Puget files a registration statement for any of its securities, it will, on request, include the shares of Common Stock received facilitating their resale prior to the time otherwise applicable holding period would have expired).

5.	The Performance Shares will be issued as follows:

a.	Within ten days after delivery of the Puget consolidated audit (including BCSF financial results as a consolidated subsidiary) on which the number of the Performance Shares will be based by Puget’s auditors to Puget, Puget will deliver to BCSF an original directive comprised of a cover letter to Puget’s transfer agent directing it to issue the Performance Shares called for at Puget’s expense, a corporate resolution authorizing and directing the issuance of the Performance Shares and an opinion of counsel to Puget, directed to Puget’s transfer agent, authorizing the issuance of the Performance Shares which BCSF will cause to be delivered to Puget’s transfer agent.

b.	BCSF will thereupon allocate the Performance shares among its employees, possibly including the Exchanging BCSF Equity & Securities Owner, as BCSF’s board of directors shall have determined appropriate.

D.	Shares to Be Issued & Effect on Capital Stock:

1.	Puget’s authorized capitalization currently consists of 4,990,000,000 shares of Common Stock, $0.001 par value per share, of which 4,745,728,041 shares of Common Stock and 3,501,904 shares of Preferred Stock were issued and outstanding as of January 31, 2021; and, 10,000,000 shares of Preferred Stock, $0.001 par value per share the attributes of which are determined by Puget’s board of directors prior to issuance, 500,000 of which have been designated as Series A-Super Voting Preferred Stock, each share thereof being entitled to ten thousand votes per share at meetings of Puget’s shareholders, all of which are currently issued and outstanding representing 5,000,000,000 votes, and, 5,000,000 shares of Class B Convertible Preferred Stock, each share thereof being entitled to one thousand votes per share at meetings of Puget’s shareholders, 3,001,904 shares of which are currently outstanding representing 3,001,904,000 votes.

2.	Puget’s shareholders have authorized the increase of Puget’s Common Stock to 9,990,000,000 shares, without par value, and it is anticipated that the amendments to Puget’s articles of incorporation required to implement the foregoing will be effected prior to Closing.

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

3.	Puget’s shareholders have ratified the decision of Puget’s board of directors to increase the shares of Preferred Stock designated as Class B Convertible Preferred Stock from 5,000,000 shares to 9,500,000 shares and it is anticipated that the amendments to Puget’s articles of incorporation required to implement the foregoing will be effected prior to Closing.

4.	All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person.

5.	In view of the foregoing, the Parties acknowledge that it is anticipated that by the Initial Closing, Puget’s authorized capitalization will be increased to 9,900,000,000 shares of Common Stock without par value and that the remaining 4,500,000 shares of undesignated Preferred Stock will be designated as Class B Convertible Preferred Stock as a result of which there will be 9,500,000 shares of Class B Convertible Preferred Stock authorized and 500,000 shares of Series A Super Voting Preferred Stock, all without par value.

E.	Exchange of Certificates.

1.	Unless modified by written agreement of the Parties prior to the Initial Closing Date and the Final Closing Date, respectively, Puget’s then serving transfer agent will serve as exchange agent (the “Exchange Agent”) in the Acquisition.

2.	In the event that Puget’s then current transfer agent is not the Exchange Agent, then promptly after the Initial Closing Date and the Final Closing Date, respectively, Puget will make available to the Exchange Agent for exchange in accordance with the provisions of this Article II the shares of Puget’s Class B Convertible Preferred Stock issuable pursuant to Sections 2.1A and 2.2.

3.	The certificates for or indicia of ownership in shares of BCSF’s Securities owned by the Exchanging BCSF Equity & Securities Owner will be tendered to and transferred to Puget at the Initial Closing Date and the Final Closing Date, respectively, with medallion signature guarantees or otherwise in proper form for immediate transfer to the order of Puget, whereupon Puget will issue instructions to the Exchange Agent to issue shares of Puget’s Class B Convertible Preferred Stock to the Exchanging BCSF Equity & Securities Owner.

4.	The Acquisition Consideration will be issued to the order of the Exchanging BCSF Equity & Securities Owner, subject to verification of directions and authorizations, as follows:

a.	At the Initial Closing Date and the Final Closing Date, respectively, Puget will deliver to the Exchanging BCSF Equity & Securities Owner the Cash Portion of the Acquisition Price in Cash Equivalents.

b.	At the Initial Closing Date and the Final Closing Date, respectively, Puget will deliver to the Exchanging BCSF Equity & Securities Owner an original directive comprised of a cover letter to Puget’s transfer agent directing it to issue the Equity Portion of the Acquisition Price at Puget’s expense, a corporate resolution authorizing and directing the issuance of the Equity Portion of the Acquisition Price and an opinion of counsel to Puget, directed to Puget’s transfer agent, authorizing the issuance of the Equity Portion of the Acquisition Price, which Exchanging BCSF Equity & Securities Owner will cause to be delivered to Puget’s transfer agent.

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

F.	If any certificate for shares of Puget’s Class B Convertible Preferred Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Puget or any agent designated by it any transfer or other Taxes required by reason of the issuance of a certificate for shares of Puget’s Class B Convertible Preferred Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Puget or any agent designated by it that such Tax has been paid or is not payable.

G.	Notwithstanding anything to the contrary in Section 2.1C, neither the Exchange Agent, Puget, BCSF nor any other Party will be liable to a holder of shares of Puget’s Class B Convertible Preferred Stock or BCSF’s Securities for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

H.	In the event any certificates or indicia of ownership evidencing shares of BCSF’s Securities have been lost, stolen or destroyed, the Exchanging BCSF Equity & Securities Owner will work with BCSF’s transfer agent or share registrar, prior to the Initial Closing Date and the Final Closing Date, respectively, to have issued in exchange for such lost, stolen or destroyed certificates or indicia of ownership, upon the making of an affidavit of that fact by the holder thereof, such shares of BCSF’s Securities as may have been required pursuant to Sections 2.1 or 2.2; provided, however, that Puget may, in its discretion and as a condition precedent to the issuance of the shares of its Class B Convertible Preferred Stock to be exchanged therefor, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Puget or the Exchange Agent with respect to the certificates or indicia of ownership alleged to have been lost, stolen or destroyed.

I.	Tax Consequences and Accounting Treatment:

The Parties acknowledge that the Acquisition will not constitute a tax free reorganization within the meaning of Section 368(a) of the Code and thus will involve a taxable event for the Exchanging BCSF Equity & Securities Owner and will so be reported for tax purposes.

J.	Taking of Necessary Action & Further Action:

1.	As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the Parties will cause the Acquisition to be consummated by effecting the exchange of the tendered BCSF’s Securities for the Acquisition Consideration.

2.	If, at any time after the Initial Closing Date and the Final Closing Date, respectively, any further action is necessary or desirable to carry out the purposes of this Agreement, BCSF, the Exchanging BCSF Equity & Securities Owner and the officers and directors of Puget are fully authorized in the name of their corporation or otherwise to take, and will take, all such lawful and necessary action.

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

K.	At the Final Closing, assuming that Puget exercises the Puget-BCSF Option, the effect will be that BCSF will have become a consolidated subsidiary of Puget and that the Exchanging BCSF Equity & Securities Owner will have become a shareholder of Puget, and, except with reference to the hereinafter defined Spinout Rights, with no further rights, title or interest in BCSF, other than indirectly as shareholders of Puget; however, in the event that for whatever reason Puget fails to exercise the Puget-BCSF Option, then BCSF shall be treated merely as a Puget investment and equal joint venture with the Exchanging BCSF Equity & Securities Owner.

2.2	Puget-BCSF Option

A.	In addition to the initial Acquisition of 50% of all BCSF securities and equity rights, Puget is hereby granted the irrevocable option to acquire the balance of BCSF’s securities and equity ownership rights.

B.	The Puget-BCSF Option exercise price will be $1,000,000 in Cash Equivalents (the “Cash Portion of the Acquisition Price”) and $1,500,000 in shares of Puget’s Class B Convertible Preferred Stock to be valued at the same price per share as shares of Puget’s Class B Convertible Preferred Stock offered to investors in a private placement to be effected by Puget for purposes of obtaining the Cash Portion of Acquisition Price, expected to be $5.00 per share.

C.	The Puget-BCSF Option term will expire ten days following a determination by the Parties that there are no regulatory impediments to exercise of the Puget-BCSF Option.

D.	Closing on the Puget-BCSF Option will be subject to conditions materially identical to those for closing on the initial Acquisition, except for time limitations.

E.	The Puget-BCSF Option will be deemed exercised unless Puget notifies BCSF or the Exchanging BCSF Equity & Securities Owner in writing, as hereinafter provided for the exchange of notices, of its intent not to exercise such option within the ten days following a determination by the Parties that there are no regulatory impediments to exercise of the Puget-BCSF Option.

F.	At the Initial Closing, funds equal to the Cash Equivalent portion of the Puget-BCSF Option exercise price shall be deposited into the trust account of Kravitz, Talamo & Leyton, PLLC, legal counsel for BCSF and the Exchanging BCSF Equity & Securities Owner and shall be immediately released to the Exchanging BCSF Equity & Securities Owner upon exercise of the Puget-BCSF Option, or returned to Puget in the event the Puget-BCSF Option term expires as set forth above, in each case without deduction but also without payment of interest thereon, the interest that would otherwise be payable being deemed Kravitz, Talamo & Leyton, PLLC`s fee for service as escrow agent for the Parties.

2.3	Unregistered Status of Puget Class B Convertible Preferred Stock to Be Issued:

The Equity Portion of the Acquisition Price and the Performance Shares will be issued to the Exchanging BCSF Equity & Securities Owner and BCSF’s designees, respectively, without registration under the Securities Act in reliance on the exemptive provisions of Sections 4(a)(2) thereof pertaining to non-public offerings and in compliance with the State Securities Act Exemptions, compliance with which is predicated on the following representations and warranties by the Exchanging BCSF Equity & Securities Owner:

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

A.	(1)	The Parties acknowledge that Puget is delayed in the filing of certain of its reports on Forms 10-K and 10-Q with the Commission but current in the filing of its most recent reports on Forms 10-K and 10-Q and that the delinquent reports, including financial statements, are in the process of preparation.

(2)	That the most recent reports on Form 10-K, Form 10-Q and Form 8-K have been made available to the Exchanging BCSF Equity & Securities Owner who has reviewed all such reports and has, either directly or through a representative, been granted access to all of Puget’s officers and directors for purposes of providing all disclosure required under applicable federal and state securities laws in conjunction with the exchange contemplated by this Agreement.

B.	Furthermore, the Exchanging BCSF Equity & Securities Owner has had access through the Commission’s Internet web site at www.sec.gov, in the EDGAR Archives sub-cite, to all of Puget’s reports filed with the Commission, has reviewed all such reports and has, either directly or through a representative, been granted access to all of Puget’s officers and directors for purposes of providing all disclosure required under applicable federal and state securities laws in conjunction with the exchange contemplated by this Agreement.

C.	The Exchanging BCSF Equity & Securities Owner has been advised that:

1.	The securities to be issued by Puget in exchange for BCSF’s Securities have not been registered under the Securities Act, the Exchange Act or any comparable state securities laws, but rather, are being issued in reliance on the exemption from registration under the Securities Act provided by Section 4(a)(2) thereof;

2.	All certificates for the shares of Puget’s Class B Convertible Preferred Stock will bear legends restricting any transactions therein, directly or indirectly, unless they are first registered under applicable federal and state securities laws or the proposed transaction is exempt from such registration requirements, and such facts are demonstrated to the satisfaction of Puget and its legal counsel based on such third party legal opinions, affidavits and transfer agency procedures as Puget will reasonably require or have in place generally;

3.	Puget’s transfer agent has been instructed to decline transfers of certificates for the shares of Puget’s Class B Convertible Preferred Stock to be issued pursuant to this Agreement unless the foregoing requirements have been met and have been confirmed as having been met by a duly authorized officer of Puget.

D.	Puget’s Class B Convertible Preferred Stock is not currently publicly traded although Puget’s Common Stock is currently quoted on the Pink Open Market under symbol “PUGE”; however, at present, none of Puget’s securities are listed for trading over the NASDAQ National Market, the New York Stock Exchange or any other exchange; thus, while Puget hopes to eventually list its securities for trading on an exchange at some time after Closing, no assurances can be provided as to when or if that aspiration will be realized and until then, its securities (currently only its Common Stock) will be traded only in the over-the-counter market.

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

E.	The Exchanging BCSF Equity & Securities Owner has independently determined through his, her or its own legal counsel that all requirements of his, her or its state of domicile for the issuance of the shares of Puget’s Class B Convertible Preferred Stock called for by this Agreement have been met, or will have been met, prior to Closing, by such legal counsel acting on behalf of the Parties to this Agreement, other than in conjunction with the post-Closing filing requirements with the Commission and any state securities divisions, as specified in Section 4.1B.

F.	The Parties acknowledge that with reference to Parties in the State of Florida, they have each relied on the transactional exemption from applicable registration requirements provided by Florida Statutes Section 517.061(11).

2.4	Management of BCSF, Proxy

In the event that Puget fails to exercise the Puget-BCSF Option, then the Parties shall be deemed equal joint venturers in BCSF subject to the Uniform Partnership Act as adopted in the State of Florida, however, if Puget exercises the Puget-BCSF Option, then the following conditions will apply:

A.	Voting of BCSF Capital Stock

1.	The shares of Puget Class B Convertible Preferred Stock received by the Exchanging BCSF Equity & Securities Owner shall, during a period of three years following the date of Final Closing, for so long as they are held by the Exchanging BCSF Equity & Securities Owner, have an appurtenant irrevocable proxy to vote the shares of the BCSF Capital Stock and may thus share control over the election of BCSF’s board of directors and consequently, of its management during such period, provided, however, that Puget will at all times maintain the right to designate one member to BCSF’s board of directors and any committees thereof, and, that:

(a)	All expenditures by BCSF will be pursuant to a written budget preapproved in writing by Puget’s chief financial officer;

(b)	BCSF shall not sell, transfer or assign any of its tangible or intangible assets except in the ordinary course of business without the specific, prior written consent of Puget’s board of directors;

(c)	BCSF shall not engage in any acquisitions, mergers, divestitures or reorganizations without the specific, prior written consent of Puget’s board of directors;

(d)	BCSF shall not engage in any changes in its articles or bylaws or in any transactions involving its securities without the specific, prior written consent of Puget’s board of directors;

(e)	BCSF shall not borrow any funds or pledge, hypothecate or encumber any of its assets, tangible, intangible or inchoate, without the specific, prior written consent of Puget’s board of directors;

(f)	No person other than the Exchanging BCSF Equity & Securities Owner may be nominated for election or elected to BCSF’s board of directors without Puget’s prior written consent; and

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

(g)	Puget will be both responsible for and have full authority to control all matters involving financial controls and preparation of financial statements, compliance with federal and state securities law, and, compliance with all tax related matters.

2.	To the extent that the Exchanging BCSF Equity & Securities Owner disposes of the shares of Puget Class B Convertible Preferred Stock received pursuant to this Acquisition, then the appurtenant proxy rights will be proportionately reduced and revert to Puget so that if more than 50% of such Puget Class B Convertible Preferred Stock is disposed of, control over management of BCSF shall vest in Puget.

3.	The proxy shall be suspended during any times that BCSF fails to comply with any applicable legal obligations but will resume at such time as any such non-compliance is definitively cured.

4.	The proxy shall expire on the earlier to occur of the end of the third year after Closing or the date on which the hereinafter described spinout is completed.

B.	Income and Net-post tax Profits

During the pendency of the Proxy, BCSF’s income will first be used to pay all of BCSF’s expenses, operating loans, reasonable salaries, overhead, marketing, training, reasonable reserves, etc. preapproved by Puget; then allocated to a share of Puget’s operating and overhead expenses exclusive of salaries equal to a fraction where 1 is the numerator and the number of Puget’s operating subsidiaries is the denominator so that each such subsidiary bears a proportional share of such expenses; and, finally, the balance maintained in reserves for contingencies and opportunities to be availed of based on the agreement of Puget and BCSF .

C.	Employment of BCSF’s Current Executive Officers and Essential Personnel

1.	On or before the Initial Closing, all of BCSF’s current and then current executive officers and essential employees (collectively hereinafter referred to as the “Essential BCSF Personnel”), will become parties to employment agreements with BCSF as described in Section 4.3.H.1.

2.	The earlier termination of any such employment agreements without Puget’s consent shall be deemed an event of default entitling Puget to recovery of damages as a third party beneficiary from the employee involved as well as from BCSF, and should BCSF not cooperate in the prosecution of any related action, would permit Puget to void both the above mentioned proxy and the spinoff rights referenced below.

D.	Preferential Right to Participate in Offerings of Puget Securities

The Exchanging BCSF Equity & Securities Owner shall, during the three year period following Final Closing, have a right to participate in any offering of Puget securities to investors on terms at least as favorable as those offered to any other investor.

2.5	Spinout Rights

In the event that Puget exercises the Puget-BCSF Option:

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

1.	During the 90 day period immediately preceding the end of the third year following Final Closing, the Exchanging BCSF Equity & Securities Owner shall have the option of exchanging 75% of the total Puget Class B Convertible Preferred Stock received pursuant to this Agreement (both originally, based on performance or upon exercise of rights granted to employees, officers, directors, contractors, etc., related to functions performed for Puget or its subsidiaries) and the sum of $1,500,000 representing 75% of the Cash Portion of the Acquisition Price, for 75% of the total BCSF Capital Stock obtained by Puget under this Agreement by so advising Puget in the manner hereinafter set forth for the exchange of notices; provided that in such event, the remaining 25% of the BCSF Capital Stock retained by Puget shall be registered with the Commission pursuant to Section 5 of the Securities Act so that 60% of such Capital Stock can be distributed as a stock dividend to Puget’s shareholders of record at the end of such three year period, and the remaining 40% can be disposed of by Puget in whatever manner it sees fit.

2.	All expenses associated with registration of such Capital Stock under applicable federal and state securities laws, and of its distribution, including legal and auditing fees, registration expenses, postage, handling, transfer agency costs, expenses of listing with exchanges or other trading media, etc., shall be borne by BCSF and the Exchanging BCSF Equity & Securities Owner.

3.	In the event such spinout right is not exercised, then the hereinafter described irrevocable proxy to vote the BCSF’s Capital Stock shall lapse and be of no further force or affect.

Article Three: Representations & Warranties

Explanatory Note: The extensive nature of the following representation and warranties is based on the requirements of federal securities regulations, especially Commission Regulations S-K and S-X, which require that extensive questions be asked and responded to, whether or not relevant to the particular transaction, thus, in many, perhaps even most cases, responses will be either “None” or “Not Applicable”, but even such responses permit Puget to comply with its responsibilities under applicable securities laws.

3.1	BCSF

As a Material inducement to Puget’s entry into this Agreement and exchange of the Acquisition Consideration for the BCSF’s Securities, the BCSF’s Declarants hereby acknowledge, represent and warrant that, to the best of their Knowledge, except as specifically disclosed in individual exhibits relating to this Section 3.1 annexed hereto and made a part hereof (“BCSF’s Warranty Exceptions”):

A.	Other than the patents and the customer agreements and contracts that are entered into in the normal course of business or otherwise disclosed in exhibit 3.1.A, BCSF is not a party to any Material contract, agreement, understanding or instrument nor are any of its assets or operations subject to any Material contract, agreement, understanding or instrument.

B.	BCSF’s organization and capitalization:

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

1.	BCSF is currently organized as a Florida limited liability company as a consequence of which, prior to the Initial Closing, the Parties have agreed that it will be converted into a corporation as provided for by Section 607.11933, Florida Statutes (using the form currently found at http://form.sunbiz.org/pdf/cr2e105.pdf and using the model of articles of incorporation and bylaws heretofore designed by Qest for corporations interested in attaining publicly traded status), whereupon its authorized capitalization will be 7,500,000 shares of Common Stock, $0.01 par value, only 1,000,000 shares of which will be issued and outstanding to the Exchanging BCSF Equity & Securities Owner for subsequent transfer to Puget.

2.	All outstanding shares of BCSF’s (as incorporated) Capital Stock will, as of the Initial and Final Closing, be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the articles of incorporation or bylaws of BCSF or any agreement to which BCSF is a party or is bound.

3.	BCSF has and at Initial and Final Closing will have no securities reserved for issuance for any purpose, there being no other obligations directly or indirectly obligating BCSF to issue any of its securities to any person for any purpose.

4.	Except with reference to this Agreement, there are no options, warrants, calls, rights, commitments or agreements of any character to which BCSF is a party or by which it is bound obligating BCSF to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any part of its equity or obligating BCSF to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

C.	Real Property:

1.	BCSF owns the Real Property specifically described in exhibit 3.1.C-1, subject to the liens and encumbrances, if any, specifically described in exhibit 3.1.D;

2.	All Leased Realty is currently held by BCSF pursuant to a valid and binding lease specifically described in exhibit 3.1.C-2.

3.	The subject lease is currently in good standing and without defaults, subject to no Material zoning restrictions, liens or encumbrances, except for the Acceptable Liabilities and Permitted Encumbrances set forth on exhibit 3.1.D.

D.	Title to Assets: BCSF has good, valid and marketable title to all of its assets or operations, subject to no mortgage, pledge, lien, encumbrance, security interest or charge, except for the Permitted Encumbrances and Acceptable Liabilities listed in exhibit 3.1.D.

E.	Taxes & Other Returns and Reports:

1.	BCSF has accurately prepared and filed all required federal, state, local and foreign Tax Returns, relating to any and all Taxes relating or attributable to BCSF or its operations.

2.	The Tax Returns are true and correct in all Material respects and have been completed in accordance with applicable law in all Material respects.

3.	BCSF has paid all Taxes required to be paid with respect to such Returns and has withheld with respect to its employees all federal and state income Taxes, FICA, FUTA and other Taxes it is required to withhold.

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

4.	The accruals for Taxes on the books and records of BCSF are sufficient to discharge the Taxes for all periods (or the portion of any period) ending on or prior to the Initial and Final Closing Dates.

5.	Except as set forth in exhibit 3.1.E, BCSF is not currently delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, proposed or assessed against BCSF, nor has BCSF executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

6.	No audit or other examination of any Tax Return of BCSF is presently in progress.

7.	Except as set forth in exhibit 3.1.E, BCSF does not have any liabilities for unpaid federal, state, local and foreign Taxes, whether asserted or unasserted, known or unknown, contingent or otherwise and the Exchanging BCSF Equity & Securities Owner have no Knowledge of any basis for the assertion of any such liability attributable to BCSF, or its respective assets or operations.

8.	Except as set forth in exhibit 3.1.E, BCSF has never been required to join with any other entity in the filing of a consolidated Tax Return for federal Tax purposes or a consolidated or combined return or report for state Tax purposes.

9.	Except as set forth in exhibit 3.1.E, BCSF is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement.

10.	There are (and as of immediately following the Initial and Final Closing Dates there will be) no liens on the assets of BCSF relating to or attributable to Taxes.

11.	The BCSF’s Declarants have no Knowledge of any basis for the assertion of any Tax claim which, if adversely determined, would result in liens on the assets of BCSF.

12.	None of the assets of BCSF are treated as “Tax-exempt use property” within the meaning of Section 168(h) of the Code.

13.	There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of BCSF that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 162 or 404 of the Code.

14.	BCSF is not a party to any action or proceeding by any governmental authority for assessment or collection of taxes, or for failure to file other governmentally required reports.

15.	No claim for assessments has been asserted against its assets or operations, nor, to the best of the BCSF’s Declarants’ Knowledge, are any assessments affecting its assets or operations currently contemplated.

16.	Except as set forth on exhibit 3.1.E, there are no security interests affecting BCSF’s assets or operations or any component thereof that arose in connection with any failure (or alleged failure) to pay any Tax, and BCSF has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee employed by BCSF, independent contractor, creditor, or other third party with respect to BCSF.

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

F.	Corporate & Compliance Matters:

1.	BCSF is, as of the date of this Agreement, a validly existing limited liability company organized pursuant to the laws of the State of Florida, with all legal authority and power to conduct its business (as now conducted and as proposed to be conducted) and to own its properties, and possesses all necessary permits and licenses required in connection with the conduct of its business.

2.	The conduct of BCSF’s business is in Material compliance with all applicable federal, state and local governmental statutes, rules, regulations, ordinances and decrees currently in force.

3.	The consummation of the transactions herein contemplated and compliance with the terms of this Agreement will not conflict with or result in a Material breach in any of the terms or provisions of, or constitute a Material default under, BCSF’s governing instruments (e.g., certificate of organization, operating agreement, etc.); any indenture, other agreement or instrument to which BCSF or the BCSF’s Declarants are a party or by which BCSF or its assets are bound; or, any applicable law, regulation, judgment, order or decree of any governmental instrumentality or court, domestic or foreign, having jurisdiction over BCSF, its securities or its properties.

4.	Except as set forth in exhibit 3.1.F, BCSF has no subsidiaries or affiliated companies (except such as will be consolidated with BCSF prior to the Initial Closing) nor does it otherwise own any equity or other interest in, or control, directly or indirectly, any other limited liability company, company, corporation, partnership, association, joint venture or business entity.

5.	To the BCSF Declarant’s knowledge, the minute books or other records of BCSF made available to counsel for Puget contain a complete and accurate summary of all meetings of members since the time of organization and reflect all transactions referred to in such minutes accurately in all Material respects.

6.	All of the transactions contemplated hereby have been approved through all required action and the signatories hereto on behalf of BCSF have been duly authorized, empowered and directed as required under applicable law and under BCSF’s governing instruments, to execute this Agreement and to comply with the terms hereof on behalf of BCSF.

G.	Employees:

1.	BCSF has not experienced any significant difficulties with the recruitment of employees or with the management of any of its employees beyond that which similarly situated companies in its market have experienced, nor do the BCSF’s Declarants have any Knowledge that any such difficulties are likely to arise in the future.

2.	None of BCSF’s employees is subject to any collective bargaining or union agreement.

3.	There are no existing representation questions pertaining to any employees of BCSF nor to the BCSF’s Declarants’ Knowledge are there any organizational efforts with respect to any employees of BCSF.

4.	BCSF’s Declarants have no Knowledge that any of BCSF’s employees will not agree to continue their employment with BCSF after the Initial and Final Closings.

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

5.	Except as set forth on exhibit 3.1.G, the BCSF’s Declarants have no Knowledge that any of BCSF’s employees have any potential claims against BCSF or its predecessors or successors in interest based on any matters whatsoever, including, without limitation, violations of equal employment laws, occupational health and safety standards, pension or benefit protection laws or any other legally protected rights.

6.	Exhibit 3.1.G attached hereto lists each Employee Benefit Plan that BCSF maintains or to which BCSF contributes for persons employed by BCSF.

7.	To the best of the BCSF’s Declarants’ Knowledge:

a.	All Employee Plans are in compliance in all material respects with the requirements prescribed by any and all applicable statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or beneficiaries or the Department of Labor, the IRS or the Secretary of the Treasury), and BCSF has performed in all material respects all obligations required to be performed by it under, is not in default under or violation of, and has no knowledge of any default or violation by any other party to, any of the Employee Plans;

b.	Each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code either has received a favorable determination letter with respect to each such Employee Plan from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such a determination letter and to make any amendments necessary to obtain a favorable determination;

c.	No Employee Plan is or within the prior six years has been subject to, and BCSF has not incurred and does not expect to incur any liability under, Title IV of ERISA or Section 412 of the Code;

d.	Each Employee Plan has been maintained in substantial compliance with its terms, and all contributions, premiums or other payments due from BCSF or any of its subsidiaries to (or under) any such Employee Plan have been fully paid or adequately provided for on the audited BCSF’s Financial Statements for the most recently ended fiscal year;

e.	All accruals thereon (including, where appropriate proportional accruals for partial periods) have been made in accordance with generally accepted accounting principles consistently applied on a reasonable basis; and

f.	There has been no amendment, written interpretation or announcement (whether or not written) by BCSF with respect to, or change in employee participation or coverage under, any Employee Plan that would increase materially the expense of maintaining such plans or arrangements, individually or in the aggregate, above the level of expense incurred with respect thereto for the most recently-ended fiscal year.

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

H.	Material Contracts and Other Commitments

1.	To the best of BCSF’s Declarants’ Knowledge, BCSF does not currently have any outstanding work orders or Dependent Service Agreements.

2.	Exhibit 3.1.A sets forth a complete and correct list of all of the Material Contracts not included elsewhere in exhibits to this Section 3.1.

3.	Except as set forth in exhibit 3.1.A, BCSF has not received notice from any person who is a party to any Material Contract, and the BCSF’s Declarants have no reason to believe, that BCSF is in default of any of the terms, conditions or provisions of any Material Contract.

4.	Each Material Contract is valid, binding and enforceable in accordance with its terms, and no condition exists that (with the passage of time, the giving notice, or both) would lead to a default with respect to, or permit any party thereto to terminate, accelerate or amend any such agreement, and BCSF has performed in all Material respects all of its obligations under each Material Contract in accordance with its terms.

5.	Except as specifically disclosed in exhibit 3.1.A, BCSF does not have, is not a party to nor is it bound by:

a.	Any collective bargaining agreements;

b.	Any agreements that contain any unpaid severance liabilities or obligations;

c.	Any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

d.	Any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization, not terminable by BCSF on thirty days’ notice without liability, except to the extent general principles of wrongful termination law may limit BCSF’s ability to terminate employees at will;

e.	Any agreement or plan, including, without limitation, any equity compensation plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

f.	Any fidelity or surety bond or completion bond;

g.	Any lease of personal property having a value individually in excess of $1,000;

h.	Any agreement of indemnification or guaranty not entered into in the ordinary course of business;

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

i.	Any agreement, contract or commitment containing any covenant limiting the freedom of BCSF to engage in any line of business or compete with any person;

j.	Any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $5,000 in any single instance or $20,000 in the aggregate;

k.	Any agreement, contract or commitment relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

l.	Any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

m.	Any purchase order or contract for the purchase of raw materials or acquisition of assets involving $5,000 or more in any single instance or $20,000 or more in the aggregate;

n.	Any construction contracts;

o.	Any distribution, joint marketing or development agreement;

p.	Any other agreement, contract or commitment which involves $10,000 or more in any single instance or more than $50,000 in the aggregate and is not cancelable without penalty within thirty (30) days other than standard end-user licenses of BCSF’s products and services in the ordinary course of business consistent with past practice, or

q.	Any agreement which is otherwise material to BCSF’s business.

6.	Except as disclosed on exhibit 4.3.C, the consent or approval of the other contracting party to any Material Contract is not required for the consummation of the transactions contemplated herein, nor are there or will there be any impediments to obtaining any consents required.

7.	No event is known to have occurred that may give rise to liability on the part of BCSF in respect of any claim that any of the products produced or sold or services provided by or on the part of BCSF is not or was not at the time of such occurrence:

a.	In compliance in all Material respects with all applicable federal, state, local and foreign laws and regulations; or

b.	Is not or was not at the time of such occurrence fit for use, and does not or did not conform in all Material respects to any promises or affirmations of fact made on the container or labels for such product or in connection with its sale.

8.	No event is known to have occurred that may give rise to liability based on any claim that there is or was at the time of such occurrence any design defect with respect to any of such products or that any of such products fails or failed to contain adequate warning, presented in a reasonably prominent manner, in accordance with applicable laws and current industry practice with respect to its contents and use, or that any such product fails to meet contract specifications.

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

9.	To the best of the BCSF’s Declarants’ Knowledge, neither any advertising by BCSF nor any promotional material used by BCSF at any time has contained any Material untrue or misleading statements or claims with respect to the products or services of BCSF.

10.	Each of the contracts, agreements and other instruments shown on the Exhibits and Schedules referred to in this Agreement to which BCSF is a party is a legal, binding and enforceable obligation in favor of or against BCSF (assuming that such contracts, agreements and instruments are binding on all other parties thereto, BCSF having no reason to believe that they are not), in accordance with its terms, and no entity with whom BCSF has an agreement or contract is, to the BCSF’s Declarants’ Knowledge, in default thereunder or has breached any Material terms or provisions thereof (subject to all applicable bankruptcy, insolvency, reorganization and other laws applicable to creditors’ rights and remedies and to the exercise of judicial discretion in accordance with general principles of equity).

11.	No third party or parties have the right to distribute BCSF’s products or to market its services.

I.	Insurability

1.	BCSF knows of no impediments to obtaining hazard and liability insurance covering its assets or operations, at commercially reasonable insurance rates, nor do the BCSF’s Declarants have any Knowledge that such insurance, at such rates, will not be obtainable by Puget in the future.

2.	Exhibit 3.1.I.2 lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, software errors and omissions, employees, officers and directors of BCSF as well as all claims made under any insurance policy by BCSF in the past three years.

3.	There is no claim by BCSF pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

4.	All premiums payable under all such policies and bonds have been paid and BCSF is otherwise in compliance in all material respects with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage).

5.	Such policies of insurance and bonds are of the type and in amounts customarily carried by persons conducting businesses similar to those of BCSF.

6.	BCSF does not know of any threatened termination of or material premium increase with respect to any of such policies.

7.	To the best of the BCSF’s Declarants’ Knowledge, BCSF has never been denied insurance coverage nor has any insurance policy of BCSF ever been canceled for any reason.

J.	Intellectual Property Rights

1.	All BCSF Intellectual Property is identified on exhibit 3.1.J.

2.	BCSF is the sole and exclusive owner of the entire and unencumbered right, title, and interest in and to each of the patents, registered service marks, trademarks, and copyrights listed on the attached exhibit 3.1.J, free and clear of any liens, charges and encumbrances, including pledges, assignments, licenses, shop rights and covenants by debtor not to sue third persons.

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

3.	To the BCSF’s Declarants’ Knowledge, each of the patents and registered service marks, trademarks and copyrights listed on the attached exhibit 3.1.J is valid and enforceable, and the BCSF’s Declarants are not aware of any present claim by any third party that any of such patents, service marks, trademarks or copyrights are invalid or unenforceable, or that the use of any such patents, service marks, trademarks or copyrights violates the rights of any third person, or of any basis for any such claims.

4.	BCSF has all rights in the BCSF Intellectual Property reasonably necessary to carry out BCSF’s current business activities and has or has had all rights in BCSF Intellectual Property reasonably necessary to carry out BCSF’s former business activities.

5.	To the best Knowledge of the BCSF’s Declarants, there are no claims by any person against BCSF, nor to the knowledge of the BCSF’s Declarants are there any valid grounds for any bona fide claims, to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed by BCSF infringes on any US registered copyright, US patent, US registered trade mark or service mark or misappropriates a third party trade secret.

6.	BCSF has not entered into any agreement to indemnify any other person against any charge of infringement of any BCSF’s Intellectual Property Right.

7.	Each current and former employee of and consultant to BCSF having access to confidential information has signed a form of the agreement set forth on exhibit 3.1.J.7 pursuant to which such employees and consultants are required to keep such information in confidence.

K.	Legal & Regulatory Matters

1.	To the best Knowledge of the BCSF’s Declarants, BCSF holds, and is in compliance in all Material respects with, all licenses, permits, and authorizations necessary for the conduct of BCSF’s business pursuant to applicable statutes, laws, ordinances, rules, regulations, codes, or any law of any governmental body, agency, commission, or unit to which BCSF may be subject, including compliance with waste and hazardous waste disposal, the failure of which would have a Material adverse effect on BCSF.

2.	BCSF has not received any notices:

a.	From any city, village or other governmental authority of, and the BCSF’s Declarants have no Knowledge of the basis of, any zoning, building, fire or health code violations in respect to the Real Property that have not been heretofore corrected.

b.	Of any alleged violation of any statute, order, rule, regulation or requirement in connection with the operation of BCSF.

3.	Except as set forth on exhibit 3.1.K:

a.	There are no actions, suits or proceedings pending, or, to the BCSF’s Declarants’ Knowledge, threatened or anticipated before any court or governmental or administrative body or agency affecting BCSF; and

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

b.	BCSF is not presently subject to any injunction, order or other decree of any court of competent jurisdiction.

L.	Books, Records & Results

1.	To the best of the BCSF’s Declarants’ Knowledge, BCSF’s Books and Records (including customer order files and employment records) are complete, true and correct in all Material respects.

2.	BCSF has consolidated all operations of its affiliates and related business enterprises permitting consolidation of their financial statements pursuant to GAAP.

M.	BCSF’s Financial Statements

1.	Exhibit 3.1.M includes BCSF’s Unaudited Financial Statements as of and for the years ending December 31, 2019 and 2020.

2.	BCSF’s Financial Statements are complete and correct in all Material respects and have been prepared in accordance with GAAP, consistently applied throughout the periods indicated.

3.	BCSF’s Financial Statements present fairly the financial condition and operating results of BCSF as of the dates and during the periods indicated therein, subject to normal year-end audit adjustments.

4.	BCSF’s Financial Statements will be auditable by independent public accountants who are members in good standing of the PCAOB and will thus comply with the requirements for material acquisitions under Commission Regulations S-K and S-X in a manner permitting Puget to comply with its obligation under the Securities Act and the Exchange Act in conjunction therewith.

5.	Since the date of BCSF’s Financial Statements and through the date of this Agreement there has not been, occurred or arisen any:

a.	Transaction by BCSF except in the ordinary course of business as conducted on that date;

b.	Capital expenditure by BCSF, either individually or in the aggregate, exceeding $50,000;

c.	Destruction, damage to, or loss of any assets (including without limitation intangible assets) of BCSF (whether or not covered by insurance), either individually or in the aggregate, exceeding $10,000;

d.	Labor trouble or claim of wrongful discharge, sexual harassment or other unlawful labor practice or action;

e.	Change in accounting methods or practices (including any change in depreciation or amortization policies or rates, any change in policies in making or reversing accruals, or any change in capitalization of software development costs) by BCSF;

f.	Declaration, setting aside, or payment of a dividend or other distribution in respect to the shares of BCSF, or any direct or indirect redemption, purchase or other acquisition by BCSF of any of its shares;

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

g.	Increase in the salary or other compensation payable or to become payable by BCSF to any of its officers, directors or employees, or the declaration, payment, or commitment or obligation of any kind for the payment, by BCSF, of a bonus or other additional salary or compensation to any such person;

h.	Acquisition, sale or transfer of any asset of BCSF except in the ordinary course of business;

i.	Formation, amendment or termination of any Material contract or license to which BCSF is a party, other than termination by BCSF pursuant to the terms thereof;

j.	Loan by BCSF to any person or entity, or guaranty by BCSF of any loan except for expense advances in the ordinary course of business consistent with past practice;

k.	Waiver or release of any Material right or claim of BCSF, including any write-off or other compromise of any Material account receivable of BCSF;

l.	The notice or, to the BCSF’s Declarants’ Knowledge, commencement or threat of commencement of any governmental proceeding against or investigation of BCSF or its affairs;

m.	Other event or condition of any character that has or would, in BCSF’s reasonable judgment, be expected to have a Material adverse effect on BCSF;

n.	Issuance, sale or redemption by BCSF of any of its shares or of any other of its securities; or

o.	Change in pricing or royalties set or charged by or to BCSF except for discounts extended in the ordinary course of business consistent with past practice.

N.	Restrictions on Business Activities: There is no agreement (assuming the Parties thereto other than BCSF performed their respective obligations thereunder as required), judgment, injunction, order or decree binding upon BCSF which has or could reasonably be expected to have the effect of materially prohibiting or materially impairing any business practice of BCSF, any acquisition of property by BCSF or the conduct of business by BCSF as currently conducted or as currently proposed to be conducted.

O.	Interested Party Transactions: To the best Knowledge of the BCSF’s Declarants, no officer, director or shareholder of BCSF nor any parent, sibling, descendant or spouse of any of such persons, or any trust, partnership, corporation or other entity (provided, that ownership of no more than one percent of the outstanding voting stock of a publicly traded corporation will not be deemed an “interest in any entity” for purposes of this Section 3.1.O) in which any of such persons has or has had an interest, has or has had, directly or indirectly:

1.	An interest in any entity which furnished or sold, or furnishes or sells, services or products which BCSF furnishes or sells, or proposes to furnish or sell;

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

2.	Any interest in any entity which purchases from or sells or furnishes to, BCSF, any goods or services.

P.	Liabilities: Except for the Acceptable Liabilities, BCSF does not have any Material liabilities or obligations of any nature, whether accrued, absolute, contingent, inchoate or otherwise.

Q.	Accuracy of Representations and Warranties: No representation, warranty, or statement of the BCSF’s Declarants omits or will omit to state any Material fact necessary to make such representation, warranty, or statement in this Agreement accurate and not misleading in any Material respect.

R.	The copies of all instruments, agreements, or other documents and written information relating to BCSF delivered to Puget by the BCSF’s Declarants pursuant to or in connection with this Agreement are or will be complete and correct in all Material respects as of the date of this Agreement, subject to changes made in the ordinary course of business or matters disclosed in Section 4.1.C.

3.2	Puget:

As a Material inducement to the Exchanging BCSF Equity & Securities Owner’s exchange of their BCSF securities for the Acquisition Consideration as contemplapursuant to its obligations under Sections 13 and 15(d) of the Exchange Act are publicly available at the EDGAR archives on the Commission’s Inter 3.2 annexed hereto and made a part hereof or in an Exchange Act Report filed with the Commission (“Puget’s Warranty Exceptions”):

A.	Corporate Requirements:

1.	Puget is, as of the date of this Agreement, a validly existing corporation, organized and in good standing pursuant to the laws of the State of Nevada, with all legal and corporate authority and power to conduct its business (as now conducted and as proposed to be conducted) and to own its properties, and, possesses all necessary permits and licenses required in connection with the conduct of its business.

2.	The copies of the articles of incorporation and bylaws of Puget currently filed with the Commission and available on the Commission’s website1 are correct and complete and reflect all amendments thereto.

3.	The conduct of Puget’s business is in Material compliance with all applicable federal, state and local governmental statutes, rules, regulations, ordinances and decrees.

4.	The execution and delivery of this Agreement by Puget has been duly authorized by all required corporate action, and, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement will not conflict with or result in a Material breach in any of the terms or provisions of, or constitute a Material default under, the articles of incorporation or bylaws of Puget, as amended; any indenture, other agreement or instrument to which Puget or its members are a party or by which Puget or its assets are bound; or, any applicable law, regulation, judgment, order or decree of any governmental instrumentality or court, domestic or foreign, having jurisdiction over Puget.

 1 https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001540615&type=&dateb=2020&owner=include&count=100&search_text.

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

5.	Puget has the full legal right and power and all authority and approval required by law to enter into this Agreement; all required consents to this transaction have been obtained by Puget; Puget has complied with all corporate requirements for execution and closing on the transactions contemplated hereby; and this Agreement constitutes the legal, valid and binding obligation of Puget, enforceable against it in accordance with the terms hereof.

6.	All of the transactions contemplated hereby have been approved through all required corporate action and the signatories hereto on behalf of Puget have been duly authorized, empowered and directed as required under applicable law and under Puget’s governing instruments, to execute this Agreement and comply with the terms hereof on behalf of Puget.

B.	Capital Structure

As heretofore disclosed:

1.	Puget’s authorized capitalization currently consists of 4,990,000,000 shares of Common Stock, $0.001 par value per share, of which 4,745,728,041 shares of Common Stock and 3,501,904 shares of Preferred Stock were issued and outstanding as of January 31, 2021; and, 10,000,000 shares of Preferred Stock, $0.001 par value per share the attributes of which are determined by Puget’s board of directors prior to issuance, 500,000 of which have been designated as Series A-Super Voting Preferred Stock, each share thereof being entitled to ten thousand votes per share at meetings of Puget’s shareholders, all of which are currently issued and outstanding representing 5,000,000,000 votes, and 5,000,000 shares of Class B Convertible Preferred Stock, each share thereof being entitled to one thousand votes per share at meetings of Puget’s shareholders, 3,001,904 shares of which are currently outstanding and entitled to 3,001,904,000 votes.

2.	Puget’s shareholders have authorized the increase of Puget’s Common Stock to 9,990,000,000 shares, without par value, and it is anticipated that the amendments to Puget’s articles of incorporation required to implement the foregoing will be effected prior to the Initial Closing.

3.	Puget’s shareholders have ratified the decision of Puget’s board of directors to increase the shares of Preferred Stock designated as Class B Convertible Preferred Stock from 5,000,000 shares to 9,500,000 shares and it is anticipated that the amendments to Puget’s articles of incorporation required to implement the foregoing will be effected prior to the Initial Closing.

4.	As of April 30, 2021, Puget had 4,745,728,041 shares of Common Stock; 500,000 shares of Series A-Super Voting Preferred Stock and 3,001,904 shares of Class B Convertible Preferred Stock issued and outstanding, the attributes of the Preferred Stock being as described in Puget’s Exchange Act Reports.

5.	As of April 30, 2021, Puget had reserved 30,019,040 shares of Common Stock (excluding those issuable pursuant to the terms of this Agreement) and 0 shares of Class A Preferred Stock reserved for issuance pursuant to existing options and warrants, as described in Puget’s Exchange Act Reports; however, pursuant to the terms of this Agreement, Puget has agreed to conduct a limited offering of its securities to raise at least $5,000,000 prior to the Initial Closing which will require the additional issuance and reservation of its securities.

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

6.	Except with reference to the foregoing or as disclosed in Exchange Act Reports or set forth on exhibit 3.2.B, there are no options, warrants, calls, rights, commitments or agreements of any character to which Puget is a party or by which it is bound obligating Puget to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the Capital Stock of Puget or obligating Puget to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

7.	All outstanding Option plans and other rights to purchase Puget Capital Stock are in compliance with all applicable laws.

8.	All of Puget’s shares of Capital Stock have been duly authorized, and all of the issued and outstanding Puget shares have been validly issued, are fully paid and nonassessable, are not subject to preemptive or similar rights, and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.

9.	The shares of Puget’s Class B Convertible Preferred Stock to be issued pursuant to the Acquisition will be duly authorized, validly issued, fully paid, and nonassessable.

10.	Puget has no registration rights outstanding, however, it is likely that “piggyback” registration rights will be granted to subscribers to the currently proposed limited offering of securities described above.

C.	Securities Disclosure & Financial Statements

1.	Puget’s reports filed with the Commission pursuant to its obligations under Sections 13 and 15(d) of the Exchange Act are publicly available at the EDGAR archives on the Commission’s Internet website located at https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001540615&type=&dateb=2020&owner=include&count=100&search_text.

2.	Since 2012, Puget has been required to file periodic and special reports with the Commission but was delinquent in such filing obligations from 2015 until recently when it filed an annual report for the fiscal year ended October 31, 20202 and the fiscal quarters ended January 31, 2021 and April 30, 2021, deficiencies it is currently in the process of correcting.

3.	Such corrections involve updating and filing all reports required in compliance with all applicable securities laws, in a materially accurate manner subject to corrective modifications through subsequent reports filed, and must include:

a.	Narrative disclosure of all applicable Material items called for by Commission Regulation S-K;

b.	Exhibits called for by Commission Regulation S-K, including Puget’s current articles of incorporation and bylaws and all of Puget’s Material Contracts.

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

c.	Puget’s Audited Financial Statements for the years ended October 31, as well as unaudited quarterly reports for each fiscal quarter following the last audited financial statements, all prepared according to GAAP as called for by Commission Regulation S-X.

4.	The information supplied by Puget for inclusion in the Current Report on Form 8-K pertaining to this Acquisition will not knowingly contain any statement which, at such time and in light of the circumstances under which it will be made, is false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein not false or misleading.

5.	If at any time prior to the Closing Date any event relating to Puget or any of its affiliates, officers or directors should be discovered by Puget which should be set forth in a current report on Form 8-K, Puget will promptly inform the Exchanging BCSF Equity & Securities Owner.

6.	Notwithstanding the foregoing, Puget makes no representation or warranty with respect to any information supplied by the BCSF’s Declarants which is contained in any of the foregoing documents, specifically but without limitation, information used to prepare reports filed with the Commission or with the IRS.

7.	Except as referenced above with respect to delinquent filings with the Commission:

a.	The Puget Financial Statements present fairly the financial condition and operating results of Puget as of the dates and during the periods indicated therein, subject to normal year-end audit adjustments, which will not be Material in the aggregate.

b.	The Puget Financial Statements have been audited by independent public accountants who are members in good standing with the Public Company Accounting Oversight Board, and comply with the requirements for material acquisitions under Commission Regulation S-K in a manner permitting Puget to comply with its obligation under the Securities Act and the Exchange Act in conjunction therewith.

8.	Since the date of the Puget Financial Statements or except as set forth on exhibit 3.2.C., or in Exchange Act Reports filed with the Commission, there has not been, occurred or arisen any:

a.	Material adverse change in the assets, financial condition or operating results of Puget;

b.	Transaction by Puget except in the ordinary course of business as conducted on that date;

c.	Capital expenditure by Puget, either individually or in the aggregate, exceeding $10,000;

d.	Destruction, damage to, or loss of any assets (including without limitation intangible assets) of Puget (whether or not covered by insurance), either individually or in the aggregate, exceeding $5,000;

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

e.	Labor trouble or claim of wrongful discharge, sexual harassment or other unlawful labor practice or action;

f.	Change in accounting methods or practices (including any change in depreciation or amortization policies or rates, any change in policies in making or reversing accruals, or any change in capitalization of software development costs) by Puget;

g.	Declaration, setting aside, or payment of a dividend or other distribution in respect to the Capital Stock of Puget (other than the contemplated Class B Convertible Preferred Stock dividend in the aggregate amount of 1,000,000 shares that may be issued to holders of Common Stock), or any direct or indirect redemption, purchase or other acquisition by Puget of any of its Capital Stock;

h.	Except as contemplated in this Agreement or in Exchange Act Reports filed with the Commission (e.g., the limited offering of up to $5,000,000 in Units of Puget’s securities), sale or issuance of any Puget Capital Stock or options, warrants or other rights to acquire Puget Capital Stock;

i.	Mortgage, pledge, lien, charge or other encumbrance against Puget’s assets; or

j.	Negotiation or agreement by Puget to do any of the things described in the preceding clauses a through i above other than negotiations with the Exchanging BCSF Equity & Securities Owner and their representatives regarding the transactions contemplated by this Agreement.

9.	There are no currently outstanding comment letters from the Commission that have not been responded to and complied with.

D.	Authority

1.	Puget has the full right, power and authority to execute and deliver this Agreement and to perform Puget’s obligations hereunder.

2.	Without limiting the generality of the foregoing, Puget’s board of directors has duly authorized the execution, delivery, and performance of this Agreement by Puget.

3.	The Agreement constitutes the valid and legally binding obligation of Puget, enforceable in accordance with its terms and conditions, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

E.	Non-contravention.

1.	Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby (including any necessary assignments and/or acceptances) will

a.	Violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, Governmental Entity, or court to which Puget is subject or any provision of Puget’s articles of incorporation or bylaws, or

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

b.	Conflict with, result in a breach or constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Puget is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice, would not have a Material adverse effect on the financial condition of Puget taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

F.	Legal & Regulatory Matters

1.	Except as disclosed above with respect to the timely filing of government required reports now in the process of correction, the operations of Puget have been conducted in compliance with all applicable laws and regulations of foreign, federal, state and local governmental authorities.

2.	Puget holds, and is in compliance in all Material respects with, all licenses, permits, and authorizations necessary for the conduct of Puget’s business pursuant to applicable statutes, laws, ordinances, rules, regulations, codes, or any law of any governmental body, agency, commission, or unit to which Puget may be subject, the failure of which would have a Material adverse effect on Puget.

3.	Puget is not now nor has it ever been subject to the Investment Company Act of 1940; however, it is considering registering a subsidiary as a small business development company pursuant to the provisions of Sections 54(a) through 65 of such Act, and further, must carefully monitor its ownership of securities that may be issued by former subsidiaries that have attained independent public trading status in order to avoid becoming an inadvertent investment company subject to general regulation under such Act.

4.	Puget has not received any notices from any city, village or other Governmental Entity of, and Puget has no Knowledge of the basis of:

a.	Any zoning, building, fire or health code violations by Puget that have not been heretofore corrected; or

b.	Any alleged violation of any statute, order, rule, regulation or requirement in connection with the operation of Puget.

5.	No order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by any Governmental Entity, commission, board or public authority, or any other person is required to authorize, or is required in connection with, the execution, delivery or performance by Puget of this Agreement, or any other agreement or instrument to be executed or delivered by Puget herewith.

6.	Except as disclosed with reference to past due exchange Act Reports for the periods from October 31, 2015 through the third quarter of 2020, Puget is not subject to any penalty or potential penalty by reason of a violation of any order, rule or regulation of, or a default with respect to any return, report or declaration required to be filed with any Governmental Entity to which it is subject, which violations or defaults, individually or in the aggregate, would have a Material adverse effect on Puget.

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

7.	There has not been, as of the date hereof, any “release” (as defined in 42 U.S.C. §9601[22]) or threat of a “release” of any hazardous substances” (as defined in 42 U.S.C. §9602[14]) by Puget.

8.	Puget has not by contract, agreement, or otherwise arranged for the disposal or treatment, or arranged with a transporter for transport for disposal or treatment, of hazardous substances at any “facility” (as defined in 42 U.S.C. §9601[9]) owned or operated by another person or entity.

9.	All of Puget’s past disposal practices relating to hazardous substances and hazardous wastes have been accomplished in accordance with all applicable laws, rules, regulations and ordinances.

10.	Puget has not been notified of nor is there any basis for any potential liability of Puget with respect to the clean-up of any waste disposal site or facility, and has not obtained any information to the effect that any site at which it has disposed of hazardous substances or oil has been or is under investigation by any local, state or federal governmental body, authority or agency.

11.	Without limiting the generality of the foregoing, Puget has not generated any Hazardous Wastes or violated any federal, state or local environmental, health or water management laws, statutes, regulations, ordinances or judicial decrees or engaged in activities which could be interpreted as potential violations of laws, statutes, regulations, ordinances or judicial decrees in any manner regulating the generation or disposal of Hazardous Waste, protection of the environment, regulating health matters or involving water management.

G.	Except as set forth on exhibit 3.2.G annexed hereto and made a part hereof:

1.	There are no actions, suits or proceedings pending, or, to Puget’s Knowledge, threatened or anticipated before any court, Governmental Entity, or administrative body or agency affecting Puget.

2.	Puget is not presently subject to any injunction, order or other decree of any court of competent jurisdiction.

3.	Neither the execution, delivery of this Agreement nor the consummation of the transactions contemplated hereby (including the assignments and acceptances referred to above), will:

a.	Violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, Governmental Entity, or court to which Puget is subject or any provision of Puget’s Articles of incorporation or By-laws, or

b.	Conflict with, result in a breach or constitute a default under, result in the acceleration of, result in the creation of any Encumbrance upon any Puget assets or operations, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice, authorization, consent, approval, exemption or other action under any of the Contracts or to which any of Puget’s assets or operations are subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice, would not have a Material adverse effect on the financial condition of Puget taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

H.	Taxes & Other Returns and Reports

1.	Subject to adjustments required to conform to audited financial statements, Puget has accurately prepared and filed all required federal, state, local and foreign Tax Returns, relating to any and all Taxes relating or attributable to Puget or its operations.

2.	Subject to adjustments required to conform to audited financial statements, the Tax Returns are true and correct in all Material respects and have been completed in accordance with applicable law in all Material respects.

3.	Puget has paid all Taxes required to be paid and has withheld with respect to its employees all federal and state income Taxes, FICA, FUTA and other Taxes it is required to withhold.

4.	The accruals for Taxes on the books and records of Puget are sufficient to discharge the Taxes for all periods (or the portion of any period) ending on or prior to the Closing Date.

5.	Puget is not currently delinquent in the payment of any Tax nor, except as set forth in Exhibit 3.2H, is there any Tax deficiency outstanding, proposed or assessed against Puget, nor has Puget executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

6.	No tax audit or other examination of any Tax Return of Puget is presently in progress.

7.	Except as set forth in exhibit 3.2G, Puget does not have any liabilities for unpaid federal, state, local and foreign Taxes, whether asserted or unasserted, known or unknown, contingent or otherwise and Puget has no Knowledge of any basis for the assertion of any such liability attributable to Puget, or its assets or operations.

8.	Except as reflected in the Exchange Act Reports, Puget has never been required to join with any other entity in the filing of a consolidated Tax Return for federal Tax purposes or a consolidated or combined return or report for state Tax purposes.

9.	Puget is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement.

10.	Puget has provided, or made available, to the Exchanging BCSF Equity & Securities Owner or their legal counsel, copies of all federal, provincial and state income and all sales and use Tax Returns of Puget for 2018 and 2019 (2020 is currently being prepared and subject to an extension).

11.	There are (and as of immediately following the Closing Date there will be) no liens on the assets of Puget relating to or attributable to Taxes.

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

12.	Puget has no Knowledge of any basis for the assertion of any Tax claim which, if adversely determined, would result in liens on the assets of Puget.

13.	Puget has no property which is being sold, conveyed or transferred pursuant to this Agreement which in the hands of BCSF would be treated as being owned by persons other than Puget pursuant to Section 168(f)(8) of the Code as in effect immediately prior to the enactment of the Tax Reform Act of 1986, or any analogous provisions of any state law.

14.	None of the assets of Puget is treated as “Tax-exempt use property” within the meaning of Section 168(h) of the Code.

15.	There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Puget that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 162 or 404 of the Code.

16.	Puget has filed with the appropriate governmental agencies all tax returns, tax reports and other reports required to be filed; all federal, state and local income, profits, franchise, sales, use, occupation, property or other taxes due have been fully paid (except that the return for 2020 is currently being prepared and subject to an extension).

17.	Puget is not a party to any action or proceeding by any governmental authority for assessment or collection of taxes, or for failure to file other governmentally required reports.

18.	No claim for assessments has been asserted against its assets or operations, nor, to the best of Puget’s Knowledge, are any assessments affecting its assets or operations currently contemplated.

19.	Except as set forth on exhibit 3.2G there are no security interests affecting Puget’s assets or operations or any component thereof that arose in connection with any failure (or alleged failure) to pay any Tax, and Puget has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee employed by Puget, independent contractor, creditor, or other third party with respect to Puget.

I.	Except as disclosed in Exchange Act Reports, Puget does not have any Material liabilities or obligations of any nature, whether accrued, absolute, contingent, inchoate or otherwise, whether due or to become due and regardless of when asserted, except for minimal expenses in the ordinary course of business.

J.	Puget is a holding company with no material operations or assets.

K.	Leases:

1.	The leases described in exhibit 3.2.K are in full force and effect, and Puget has a valid and existing leasehold interest under each such lease for the term set forth therein.

2.	Puget has delivered to the Exchanging BCSF Equity & Securities Owner complete and accurate copies of each of the material leases and none of such leases have been modified in any respect. Puget is not in default under any such leases.

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

L.	Insurability

1.	Puget knows of no impediments to obtaining hazard and liability insurance covering its assets or operations, at commercially reasonable insurance rates, nor does Puget have any Knowledge that such insurance, at such rates, will not be obtainable by BCSF in the future.

2.	Exhibit 3.2.L lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, software, errors and omissions, employees, officers and directors of Puget as well as all claims made under any insurance policy by Puget in the past three years and the date of expiration of each such insurance policy.

3.	There is no claim by Puget pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

4.	All premiums payable under all such policies and bonds have been paid and Puget is not in default with respect to its obligations under any of such policies and bonds and is otherwise in compliance in all material respects with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage).

5.	Such policies of insurance and bonds are of the type and in amounts customarily carried by persons conducting businesses similar to those of Puget.

6.	Puget does not know of any threatened termination of or material premium increase with respect to any of such policies.

7.	Puget has never been denied insurance coverage nor has any insurance policy of Puget ever been canceled for any reason.

M.	Contracts and Commitments

Except as set disclosed in Exchange Act Reports (e.g., with reference to employment agreements with its officers, or consulting agreements with Qest, or service agreements with members of Puget’s Board of Advisors and with reference to the proposed Limited Offering) or set forth on exhibit 3.2.M, Puget is not a party to any: (i) collective bargaining agreement or contract with any labor union; (ii) bonus, pension, profit sharing, retirement, or other form of deferred compensation plan; (iii) medical insurance or similar plan or practice, whether formal or informal; (iv) contract for the employment of any officer, employee, or other person on a full-time or consulting basis or relative to severance pay or change-in-control benefits for any such person; (v) agreement or indenture relating to the borrowing of money in excess of $2,000 or to mortgaging, pledging or otherwise placing a lien on any assets of Puget which has a fair market value in excess of $5,000 in the aggregate; (vi) guaranty of any obligation for borrowed money or otherwise, other than endorsements made for collection; (vii) lease or agreement under which it is lessor of, or permits any third party to hold or operate, any property, real or personal; (viii) contract or group of related contracts with the same party for the purchase of products or services, under which the undelivered balance of such products and services has a purchase price in excess of $2,000; (ix) contract or group of related contracts with the same party for the sale of products or services, under which the undelivered balance of such products and services has a sales price in excess of $2,000; (x) franchise agreement; or (xi) other agreement material to Puget’s business or not entered into in the ordinary course of business.

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

N.	Complete Copies of Materials

Puget has delivered or made available true and complete copies of each document (or summaries of same) which have been requested in writing by the Exchanging BCSF Equity & Securities Owner or their counsel.

O.	Restrictions on Business Activities

There is no agreement (assuming the Parties thereto other than Puget performed their respective obligations thereunder as required), judgment, injunction, order or decree binding upon Puget which has or could reasonably be expected to have the effect of materially prohibiting or materially impairing any business practice of Puget, any acquisition of property by Puget or the conduct of business by Puget as currently conducted or as currently proposed to be conducted.

P.	Accuracy of Representations or Warranties

1.	All of Puget’s warranties and representations as hereinabove stated will be true as of the date of this Agreement and on the Closing Date and the same will survive the Closing and be deemed incorporated, whether explicitly stated therein or not, into all documents or other instruments delivered by Puget to the Exchanging BCSF Equity & Securities Owner at the Closing.

2.	No representation, warranty, or statement of Puget omits or will omit to state any Material fact necessary to make such representation, warranty, or statement in this Agreement accurate and not misleading in any Material respect.

Article Four: Covenants

4.1	BCSF

A.	BCSF will, prior to the Initial Closing, convert from a Florida limited liability company to a Florida corporation, in the manner hereinbefore set forth.

B.	Promptly after execution of this Agreement and promptly after the Initial Closing, BCSF will comply with the requirements, if any, for the transactions contemplated hereby from regulatory authorities having jurisdiction over BCSF and will use its best efforts to promptly obtain such approval as well as any approvals required to maintain existing agreements in place with insurance carriers and other entities that generate clients or patients for BCSF or provide payments to BCSF for services rendered to clients or patients.

C.	During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the expiration of the Puget-BCSF Option, the BCSF’s Declarants agree to promptly notify Puget of any event or occurrence or emergency not, in the reasonable judgment of BCSF’s Declarants, in the ordinary course of business of BCSF, and any event which could, in the reasonable judgment of BCSF’s Declarants, have a Material adverse effect on BCSF or that could cause any of the representations, warranties, covenants, schedules or exhibits to be incorrect or misleading.

D.	Essential Personnel, Employment Agreements & Non-Competition

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

The continued availability of personnel essential to BCSF’s current and contemplated business operations and the expansion thereof both in terms of services provided and geographic area of operation are essential inducements to Puget’s entry into this Agreement, consequently:

1.	Each person designated prior to the Initial Closing by Puget as essential to BCSF’s current and contemplated business operations and the expansion thereof both in terms of services provided and geographic area of operation (hereinafter collectively and generically referred to as “BCSF Essential Personnel”) shall, prior to the Initial Closing, sign an employment agreement with BCSF as to which Puget will be deemed a third party beneficiary, in the format annexed hereto and made a part hereof as exhibit 4.3.H.1 for a term of not less than three years, subject to non-disclosure and non-competition covenants for an additional two years.

2.	Essential personnel will include, but not be limited to, the Exchanging BCSF Equity & Securities Owner, Javier Riambau, BCSF’s chief operating officer, all BCSF personnel exercising functions comparable to executive officers and directors of corporations or partners in partnerships, and, BCSF´s senior and supervisory medical personnel.

3.	Employment agreements with BCSF Essential Personnel may not be modified or terminated without the prior specific written approval of Puget.

E.	BCSF Cash Equivalents & Liquid Assets

During the interim between the execution of this Agreement and the expiration of the Puget-BCSF Option, all Cash Equivalents and liquid assets of BCSF will be used only for operational and expansion related expenses rather than being distributed to the Exchanging BCSF Equity & Securities Owner or BCSF’s executives so that, at both the Initial and Final Closing, BCSF will have required Cash Equivalents and liquid assets on hand to seamlessly continue operations and expansion without requiring additional cash infusions.

4.2	Puget

A.	During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the expiration of the Puget-BCSF Option, as the case may be, Puget agrees that it will promptly notify BCSF and the Exchanging BCSF Equity & Securities Owner of any event or occurrence or emergency which is not in the ordinary course of business of Puget and which is Material and adverse to the business of Puget (including any issuance of Puget Capital Stock or rights to purchase Puget Capital Stock).

B.	Puget will assist BCSF, as required, to immediately initiate and faithfully and promptly prosecute all actions required to obtain consent to this Acquisition from all regulatory agencies, if any, having jurisdiction over BCSF and all entities involved in generating clients for BCSF or making payments to BCSF.

C.	Following execution of this Agreement, Puget will use its best efforts to undertake a limited offering of its securities, primarily to Accredited Investors in compliance with the provisions of Commission Rule 506(b) in order to raise up to $5,000,000, $2,000,000 of which will be allocated to payment of the Cash Portion of the Acquisition Price.

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

D.	Subsequent to the closing on the limited offering described above, Puget will use its best efforts to promptly bring all currently delinquent 34 Act Reports current with the Commission.

E.	Subsequent to the closing on the limited offering described above, Puget will issue a dividend in shares of its Class B Convertible Preferred Stock to holders of its Common Stock in conjunction with efforts to develop a trading market for its Class B Convertible Preferred Stock, the securities subject to such dividend to be registered with the Commission as required by Section 5 of the Securities Act and issued in compliance with applicable FINRA requirements in order to permit their free tradability.

4.3	The Parties

A.	Confidentiality

1.	From the date hereof to and including the expiration of the Puget-BCSF Option or Final Closing Date, whichever occurs first, the Parties will maintain, and cause their directors, employees, agents and advisors to maintain, in confidence and not disclose or use for any purpose except the evaluation of the transactions contemplated hereby and the accuracy of the respective representations and warranties of the Parties contained herein, information concerning the other Parties and obtained directly or indirectly from such Parties, or their directors, employees, agents or advisors, or as was in the possession of such Party prior to obtaining such information from such other Party as to which the fact of prior possession such possessing Party will have the burden of proof and such information as is or becomes:

a.	Available to the non-disclosing Party from third parties not subject to an undertaking of confidentiality or secrecy;

b.	Generally available to the public other than as a result of a breach by the non-disclosing party hereunder; or

c.	Required to be disclosed under applicable law.

2.	In the event that the transactions contemplated hereby are not consummated, all such information in writing will be returned to the Party furnishing the same, including to the extent reasonably practicable, copies or reproductions thereof which may have been prepared.

3.	Unless otherwise required by law, prior to the expiration of the Puget-BCSF Option or Final Closing Date, whichever occurs first, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement will be made by any Party unless approved by Puget and BCSF prior to release, provided that such approval will not be unnecessarily withheld, and, subject, in the case of Puget, to Puget’s obligation to comply with applicable securities laws.

4.	The Parties will agree upon the form and substance of:

a.	A joint press release or other public announcement of this Agreement and the transactions contemplated hereby; and

b.	Other matters including, but not limited to, form letters to customers related to this Agreement or any of the transactions contemplated hereby which will be released on or after the Initial Closing; provided, however, that nothing in this Agreement will be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to fulfill such Party’s disclosure obligations imposed by law or contract.

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

B.	Puget and BCSF will promptly apply for or otherwise seek, and use their best efforts to obtain, all consents and approvals required to be obtained by them for the consummation of Puget’s acquisition of BCSF as contemplated by this Agreement and BCSF will use its best efforts to obtain all consents, waivers and approvals under any of BCSF’s agreements, contracts, licenses or leases in order to preserve the benefits thereunder for BCSF, and otherwise in connection with Puget’s acquisition of the BCSF’s Securities.

C.	Report on Form 8-K

1.	The Exchanging BCSF Equity & Securities Owner understand that within four days after the Initial and Final Closing Dates, Puget is required to and will prepare and file with the Commission a current report on Commission Form 8-K disclosing Puget’s acquisition of the BCSF’s Securities and containing information concerning BCSF required by Commission Regulation S-K, including BCSF’s Audited Financial Statements for the two years ended December 31, 2019 and 2020, prepared in full compliance with GAAP, GAAS and the requirements of Commission Regulation S-K pertaining to Material acquisitions, whether or not this transaction is otherwise deemed to constitute a Material acquisition.

2.	The Exchanging BCSF Equity & Securities Owner understand that Puget will use its best efforts to secure the Commission’s acceptance of BCSF’s Audited Financial Statements, as complying with the requirements of Commission Regulations S-K and S-X, and the BCSF’s Declarants will make any modifications to the BCSF’s financial statements suggested by the Commission; and, if required, will use best efforts to secure required extensions from the Commission of time in which to provide materials complying with Commission Regulations S-K and S-X.

3.	The Parties acknowledge that the Commission’s rejection of BCSF’s Audited Financial Statements for any reason that is not promptly remedied will constitute the failure of a condition subsequent entitling Puget to rescind the transactions contemplated by this Agreement, or in the alternative, allowing Puget to restructure this transaction, as required to overcome Commission objections and adjust for the resulting costs and diminution in value.

4.	BCSF and the Exchanging Equity Holder, as well as his, her or its affiliates and immediate family members, will each provide full, complete and timely information required for filing of disclosure documents with the Commission including personal biographical information for the past five years complying in all respects with the disclosure requirements of Commission Regulation S-K; and, in conjunction with the foregoing, agree that information pertaining to Mr. Orencio Ruiz, who, although not an officer, director or equity holder in BCSF, is the spouse and principal advisor to Yipsi Martin, BCSF’s current managing member and expected to serve as its president once it is converted to a corporation, will also be provided and included in related filings with the Commission.

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

5.	The Parties will, prior to both the Initial and Final Closing, jointly prepare for filing within four days thereafter the current report on Form 8-K containing detailed consolidating information concerning Puget and BCSF required under the Exchange Act and the rules and regulations adopted thereunder, including Regulations S-K and S-X, and will promptly thereafter, as required by the foregoing, file BCSF’s Audited Financial Statements for the fiscal years ended October 31, 2019 and 2020, or, if appropriate, for the fiscal years ended October 31, 2020 and 2021.

D.	Legal Requirements

The Parties will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any Party in connection with any such requirements imposed upon such other Party and will take all reasonable actions necessary to obtain (and will cooperate with the other Parties in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

E.	Best Efforts, Additional Documents & Further Assurances

1.	Each of the Parties to this Agreement will use its, his or her best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Puget’s acquisition of the shares of BCSF’s Securities owned by the Exchanging BCSF Equity & Securities Owner and the condition subsequent under this Agreement.

2.	Each Party, at the request of another Party, will execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

F.	Indemnification

1.	Each Party hereby irrevocably agrees to indemnify and hold the other Parties harmless from any and all liabilities and damages (including legal or other expenses incidental thereto), contingent, current, or inchoate to which they or any one of them may become subject as a direct, indirect or incidental consequence of any action by the indemnifying Party or as a consequence of the failure of the indemnifying Party to act, whether pursuant to requirements of this Agreement or otherwise.

2.	In the event it becomes necessary to enforce this indemnity through an attorney, with or without litigation, the successful Party shall be entitled to recover from the indemnifying Party, all costs incurred including reasonable attorneys’ fees throughout any negotiations, trials or appeals, whether or not any suit is instituted.

G.	Pre-Closing Business Development Cooperation

During the interim between the execution of this Agreement and the Initial Closing, the Parties will collaborate in:

1.	The expansion of BCSF into Palm Beach County, Florida, using, among others, personnel designated by Puget and in conjunction therewith, in order to assist Puget to conduct required due diligence, BCSF will make available to Puget all of its personnel and professional know how; and

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

2.	The development by Puget of its own behavioral health business.

4.4	Exchanging BCSF Equity & Securities Owner

The Exchanging BCSF Equity & Securities Owner hereby covenants and agrees that:

A.	The Exchanging BCSF Equity & Securities Owner will fully and on a timely basis comply with all obligations imposed on BCSF pursuant to the terms of this Agreement which call for action by the Exchanging BCSF Equity & Securities Owner, including, without limitation, agreeing to continue to serve as an officer and director of BCSF and entry into an Essential Personnel agreement as heretofore described.

B.	The Exchanging BCSF Equity & Securities Owner will fully and on a timely basis comply with all obligations imposed on the Exchanging BCSF Equity & Securities Owner pursuant to the terms of this Agreement, including those inferred in order to make representation and warranties accurate and use best efforts to assure that all conditions precedent are met.

C.	The Exchanging BCSF Equity & Securities Owner will cause BCSF to immediately initiate and faithfully and promptly prosecute all actions required, if any, to obtain consent to this Acquisition from any regulatory agencies having jurisdiction over BCSF and all entities involved in generating clients for BCSF or making payments to BCSF.

D.	Legal counsel to the Exchanging BCSF Equity & Securities Owner will take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Puget Class B Convertible Preferred Stock to the Exchanging BCSF Equity & Securities Owner, including compliance with the State Securities Act Exemptions.

Article 5: Conditions Precedent

5.1	Conditions to Obligations of Each Party to Effect the Acquisition

A.	The respective obligations of each Party to this Agreement to effect the Acquisition will be subject to the conditions that no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Acquisition will be in effect, nor will any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor will there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition, which makes the consummation of the Acquisition illegal.

B.	Except as provided in subsection C below, in addition to the foregoing and to the following, the following conditions precedent to closing must either occur prior to December 31, 2021 or be waived in writing by the Parties:

1.	An audit in accordance with GAAP consistently applied resulting in an unqualified certification of the BCSF’s financial statements for the years ended December 31, 2020 and 2019 must have been completed in form and substance adequate for compliance with Puget’s reporting obligations under the Exchange Act for material acquisitions;

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

2.	That notwithstanding the proxy and spinout rights granted by Puget, BCSF’s financial statements can be consolidated with those of Puget in Puget’s audited financial statements.

3.	Puget must have concluded an increase in its authorized capitalization providing sufficient authorized but unissued or unreserved securities to comply with its obligations under this Agreement; and

4.	The $5,000,000 valuation of BCSF established by the Exchanging BCSF Equity & Securities Owner must have been confirmed by an independent appraisal satisfactory to Puget’s auditor.

C.	Notwithstanding the provisions of Section 5.1B, Puget shall have the right to extend the Closing beyond December 31, 2021 if such extension is required to obtain required regulatory or contractual consent by BCSF for the Acquisition or to complete the BCSF audit.

5.2	Additional Conditions to Obligations of Exchanging BCSF Equity & Securities Owner

The obligations of the Exchanging BCSF Equity & Securities Owner to consummate and effect this Agreement and the transactions contemplated hereby will be subject to the satisfaction at or prior to the Initial Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Exchanging BCSF Equity & Securities Owner:

A.	The representations and warranties of Puget in this Agreement will be true and correct in all Material respects on and as of the Initial Closing Date as though such representations and warranties were made on and as of such time and Puget will have performed and complied in all Material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Initial Closing Date.

B.	The Exchanging BCSF Equity & Securities Owner will have been provided with a certificate executed on behalf of Puget by its President and its Chief Financial Officer, Treasurer or officer exercising such functions to the effect that, as of the Initial Closing Date:

1.	All representations and warranties made by Puget under this Agreement are true and complete in all Material respects; and

2.	All covenants, obligations and conditions of this Agreement to be performed by Puget on or before such date have been so performed in all Material respects; and

3.	If necessary, the Puget articles of incorporation have been amended in compliance with Nevada law to increase Puget’s authorized Capital Stock by enough shares to cover this transaction.

C.	Satisfactory Form of Legal and Accounting Matters.

1.	The form, scope and substance of all legal and accounting matters contemplated hereby and all documents and other papers delivered hereunder prior to and on the Initial Closing Date will be reasonably acceptable to counsel to the Exchanging BCSF Equity & Securities Owner.

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

2.	The Exchanging BCSF Equity & Securities Owner will have received a legal opinion from legal counsel to Puget to the effect that all conditions precedent for which Puget is responsible have been met.

D.	There will not have occurred any event, fact or condition that has had or reasonably would be expected to have a Material adverse effect on Puget.

E.	Any and all consents, waivers and approvals required from third parties relating to the contracts and agreements of Puget so that the Acquisition and other transactions contemplated hereby do not adversely affect the rights of and benefits to BCSF hereunder will have been obtained.

5.3	Additional Conditions to the Obligations of Puget.

The obligations of Puget to consummate and effect this Agreement and the transactions contemplated hereby will be subject to the satisfaction at or prior to the Initial Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Puget:

Representations, Warranties and Covenants.

A.	The representations and warranties of the BCSF’s Declarants in this Agreement will be true and correct in all Material respects on and as of the Initial Closing Date as though such representations and warranties were made on and as of such time and the Exchanging BCSF Equity & Securities Owner will have performed and complied in all Material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Initial Closing Date.

B.	Puget will have been provided with a certificate executed on behalf of the Exchanging BCSF Equity & Securities Owner by the BCSF’s Declarants to the effect that, as of the Initial Closing Date, all:

1.	Representations and warranties made by BCSF’s Declarants under this Agreement are true and complete in all Material respects; and

2.	Covenants, obligations and conditions of this Agreement to be performed by the BCSF Declarants on or before such date have been so performed in all Material respects.

C.	Any and all consents, waivers and approvals required from third parties relating to the contracts and agreements of BCSF so that the Acquisition and other transactions contemplated hereby do not adversely affect the rights of, and benefits to, Puget hereunder will have been obtained.

D.	BCSF shall have obtained any required consents to this Acquisition.

E.	The form, scope and substance of all legal and accounting matters contemplated hereby and all documents and other papers delivered hereunder prior to and on the Initial Closing Date will be reasonably acceptable to Puget’s counsel (provided that the condition subsequent concerning the compliance of information provided by BCSF with the requirements of Commission Regulation S-K, on a timely basis, will survive the Acquisition).

F.	Puget will have received a legal opinion from legal counsel to BCSF and the Exchanging BCSF Equity & Securities Owner to the effect that all conditions precedent for which they are responsible have been met.

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

G.	There will not have occurred any event, fact or condition which has had or reasonably would be expected to have a Material adverse effect on BCSF.

Article Six: Closing

The following procedures apply to both the Initial Closing and the Final Closing unless otherwise specified:

6.1	Closing Dates

A.	The Initial Closing will take place at 10:00 o’clock on the morning of the 10th business day after the Parties exchange confirmation that all of the conditions precedent to the Initial Closing have been either met or waived in writing, it being anticipated by the Parties that Closing will take place prior to the end of Puget’s fiscal year on October 31, 2021.

B.	The Initial and Final Closings will take place at Puget’s offices in Boca Raton, Florida, or at such other time and place as may be agreed upon in writing by the Parties, provided that if the Initial Closing has not been scheduled to take place prior to December 31, 2021, then, except as provided in Section 7.1.D.1 pertaining to extension by Puget in order to enable BCSF to obtain consents required from regulatory authorities and contractual relations to permit the continuance of BCSF’s businesses without interruption based on Closing the Acquisition, either Party may terminate this Agreement.

C.	The Final Closing will take place on the tenth business day after the Parties have mutually determined that there are no regulatory impediments to exercise of the Puget-BCSF Option.

6.2	Items to be delivered at Closing by BCSF and the Exchanging BCSF Equity & Securities Owner

At the Initial Closing, the Exchanging BCSF Equity & Securities Owner will deliver to Puget certificates for 50% of all authorized and outstanding BCSF’s Securities and at the Final Closing certificates for all of the remaining BCSF authorized and outstanding Securities, in each case, duly endorsed and medallion signature guaranteed for transfer to Puget, as well as the following items:

A.	As of a date no earlier than the fifth business day prior to the Initial and Final Closing:

1.	A lien and judgment search by an agency acceptable to Puget’s legal counsel, disclosing the existence or absence of judgments or liens affecting BCSF and its assets or operations;

2.	A good standing certificate from the State of Florida attesting to the corporate existence and good standing of BCSF; and

3.	A certificate signed by BCSF’s Declarants attesting to the fact that all representations, warranties, exhibits and schedules pertaining to BCSF included in this Agreement remain materially true and accurate as of the Closing Date.

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

B.	An opinion from the Exchanging BCSF Equity & Securities Owner’s legal counsel, in form and substance acceptable to legal counsel for Puget addressing the compliance by the Exchanging BCSF Equity & Securities Owner with all conditions to the subject Closing.

C.	Such other items in connection with the foregoing as Puget’s attorney may reasonably have required within five business days prior to the subject Closing in order to assist Puget and its officers and directors to comply with applicable laws and their responsibilities to Puget’s shareholders and the public in conjunction with the Acquisition.

D.	In the case of the Initial Closing, executed Agreements with BCSF Essential Personnel.

E.	Consents to this acquisition by the relevant agencies of the State of Florida and by the entities from which BCSF receives patient referrals and payments for patient treatments or, an opinion of counsel that such consents are not legally required.

6.3	Items to be delivered at Closing by Puget:

At each of the subject Closings, Puget will deliver the following to the Exchanging BCSF Equity & Securities Owner:

A.	As of a date no earlier than the fifth business day prior to Closing:

1.	A lien and judgment search by an agency acceptable to the Exchanging BCSF Equity & Securities Owner’s legal counsel, disclosing the existence or absence of judgments or liens affecting Puget and its assets or operations;

2.	A good standing certificate from the State of Nevada attesting to the continued corporate existence and good standing of Puget;

3.	Certified copies of resolutions passed by Puget’s board of directors approving all aspects of the transactions envisioned by this Agreement; and

4.	A certificate signed by Puget’s president, chief financial officer and chief legal officer attesting to the fact that all representations, warranties, exhibits and schedules pertaining to Puget included in this Agreement remain materially true and accurate as of the Closing Date.

B.	An opinion from Puget’s legal counsel, in form and substance acceptable to legal counsel for the Exchanging BCSF Equity & Securities Owner addressing the compliance by Puget with all conditions to Closing.

C.	Such other items in connection with the foregoing as the Exchanging BCSF Equity & Securities Owner’s attorney may reasonably have required within five business days prior to the Closing in order to assist the Exchanging BCSF Equity & Securities Owner to comply with applicable laws and their responsibilities in conjunction with the Acquisition.

D.	Delivery of the certificates for the Equity Portion of the Acquisition Price will be made directly to the Exchanging BCSF Equity & Securities Owner by the Exchange Agent within a reasonable time after the Closing.

E.	The Cash Portion of the Purchase Price.

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

6.4	Completion of Closing

In each of the Initial and Final Closings, the transaction will be deemed completed when certificates for the required shares of the BCSF’s Securities owned by the Exchanging BCSF Equity & Securities Owner have been tendered to Puget, with signature medallion guarantee or otherwise in proper form for transfer to the order of Puget; Puget will have provided the Cash Portion of the Acquisition Price and provided Exchange Agent with instructions to issue the Equity Portion of the Acquisition Price to the Exchanging BCSF Equity & Securities Owner, and all of the opinions, certificates, memoranda, documents, updates and other items to be delivered and exchanged at Closing (generically referred to as the “Closing Documents”) have been delivered or exchanged; provided that, if any of the Closing Documents are not delivered at Closing, the Party entitled to their receipt may, at his, her or its exclusive option, either:

A.	Waive receipt thereof, in writing, specifying the Closing Documents waived; or

B.	Suspend the Closing, as required to grant the non performing Party an opportunity to provide the missing Closing Documents, on such terms as the Party entitled to receipt of the missing Closing Documents may deem appropriate under the circumstances, specifying in writing the time by which the missing Closing Documents must be provided, the time the Closing will be reconvened, and the date on which the Closing will be deemed to have become effective.

Article Seven: Default or Termination

7.1	Termination.

This Agreement may be terminated and the Acquisition abandoned at any time prior to the Initial Closing Date, as follows:

A.	By mutual consent of the Exchanging BCSF Equity & Securities Owner and Puget.

B.	By Puget if it is not in Material breach of its obligations under this Agreement and there has been a Material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Exchanging BCSF Equity & Securities Owner or BCSF and such breach has not been cured within fifteen days after notice to the Exchanging BCSF Equity & Securities Owner.

C.	By the Exchanging BCSF Equity & Securities Owner if the Exchanging BCSF Equity & Securities Owner is not in Material breach of his, her or its respective obligations under this Agreement and there has been a Material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Puget and such breach has not been cured within fifteen days after notice to Puget.

D.	By any Party if:

1.	The Acquisition has not occurred by December 31, 2021, unless extended by Puget in order to enable BCSF to obtain consents required from regulatory authorities and contractual relations to permit the continuance of BCSF’s businesses without interruption based on Closing the Acquisition or to complete the audit of its Financial Statements;

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

2.	There is a final nonappealable order of a federal or state court in effect preventing consummation of the Acquisition;

3.	There will be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Acquisition by any Governmental Entity which would make consummation of the Acquisition illegal; or

4.	There will be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Acquisition by any Governmental Entity, which would:

a.	Prohibit Puget’s or BCSF’s operation of all or a Material portion of the business of BCSF, or compel Puget or BCSF to dispose of or hold separate all or a Material portion of the business or assets of BCSF or Puget as a result of the Acquisition; or

b.	Render Puget or the Exchanging BCSF Equity & Securities Owner unable to consummate the Acquisition, except for any waiting period provisions.

E.	Where action is taken to terminate this Agreement pursuant to this Section 7.1, it will be sufficient for such action to be authorized by the Puget board of directors or the BCSF’s Declarants taking such action.

7.2	Effect of Termination.

A.	In the event of termination of this Agreement as provided in Section 7.1, this Agreement will forthwith become void and there will be no liability or obligation on the part of Puget or the Exchanging BCSF Equity & Securities Owner or their respective officers, directors or shareholders.

B.	Failure of Conditions: Failure of a condition precedent, in and of itself, will not be deemed an event of default; however, the fact that a covenant or representation or warranty is also a condition precedent will not excuse its non-performance or inaccuracy.

C.	Termination without Default: In the event that this Agreement is terminated other than as a result of a default by a Party, then the Parties will have no rights or obligations to each other as a result of this Agreement or the transactions contemplated hereby and this Agreement will become void and of no further force and effect.

D.	Default: In the event that this Agreement is terminated as a result of a default by a Party, the other Party or Parties will be entitled to such relief, restitution or damages as are legally or equitably available.

E.	In the event of termination, for whatever reason, notwithstanding anything in this Agreement to the contrary, Puget will be free to continue any complementary businesses developed by it with the assistance of BCSF.

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

Article Eight: Confidentiality

8.1	BCSF’s Business Information

A.	If this Agreement is terminated and the transactions contemplated hereby are abandoned at any time prior to the Initial Closing Date, Puget will hold in strict confidence, all business, financial and other information about BCSF obtained from the Exchanging BCSF Equity & Securities Owner or their affiliates and will promptly return to BCSF all documents received under this Agreement, and will not use for the benefit of itself or others in any way that may be competitive with or could be detrimental to BCSF, any such confidential information, except with reference to the heretofore described complementary businesses developed by Puget with the assistance of BCSF.

B.	Such obligations will continue for two years from termination, except as to return of materials, which will continue until all such are returned.

C.	Notwithstanding the foregoing, such obligation of confidentiality will not extend to any information which is shown to have been:

1.	Previously known to Puget;

2.	Generally known to others engaged in the trade or business of BCSF;

3.	Part of public knowledge or literature (other than where such information becomes public through the direct or indirect dissemination by Puget without Exchanging BCSF Equity & Securities Owner’s consent);

4.	Lawfully received by Puget from a third party (not including BCSF), other than in connection with the consummation of the transactions contemplated hereby; or

5.	Disclosed pursuant to the mutual agreement of BCSF and Puget.

6.	Provided by BCSF to Puget in conjunction with Puget’s development of its own behavioral care facilities and services.

8.2	Puget’s Business Information

A.	If this Agreement is terminated and the transactions contemplated hereby are abandoned at any time prior to the Initial Closing Date, the Exchanging BCSF Equity & Securities Owner will hold in strict confidence, for a period of two years, all business, financial and other information about Puget obtained from Puget and will return to Puget all documents received under this Agreement, and will not use for the benefit of itself or others in any way that may be competitive with or could be detrimental to Puget, any such confidential information.

B.	Notwithstanding the foregoing, such obligation of confidentiality will not extend to any information which is shown to have been:

1.	Previously known to the Exchanging BCSF Equity & Securities Owner;

2.	Generally known to others engaged in the trade or business of Puget;

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

3.	Part of public knowledge or literature (other than where such information becomes public through the direct or indirect dissemination by the Exchanging BCSF Equity & Securities Owner without Puget’s consent);

4.	Lawfully received by the Exchanging BCSF Equity & Securities Owner from a third party (not including Puget), other than in connection with the consummation of the transactions contemplated hereby; or

5.	Disclosed pursuant to the mutual agreement of Puget and BCSF.

Article 9. Miscellaneous

9.1	Expenses

Subject to the provisions of Section 4.2.B, each of the Parties agrees to pay, without right of reimbursement from any other, the costs incurred by such Party incident to the preparation and execution of this Agreement and performance of their respective obligations hereunder, whether or not the transactions contemplated by this Agreement will be consummated, including, without limitation, the fees and disbursements of legal counsel, accountants and consultants employed by the respective Parties in connection with the transactions contemplated by this Agreement.

9.2	Assignability

A.	No Party may assign or transfer its rights and obligations under this Agreement without the prior written approval of the other Parties.

B.	This Agreement will inure only to the benefit of and be binding upon the Parties and their respective successors and representatives and permitted assigns.

9.3	Counterparts & Electronic Execution

A.	This Agreement may be executed in any number of counterparts.

B.	All executed counterparts will constitute one Agreement notwithstanding that all signatories are not signatories to the original or the same counterpart.

C.	Execution by exchange of electronic transmission will be deemed legally sufficient to bind the signatory; however, the Parties will, for aesthetic purposes, prepare a fully executed original version of this Agreement which will be the document filed with the Commission.

9.4	Remedies

A.	No delay or omission on the part of any Party in exercising any right or remedy will operate as a waiver of said right or remedy or any other right or remedy.

B.	A waiver on any one occasion will not be construed as a bar to or a waiver of any right on any future occasion.

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

C.	Every right and remedy of a Party will be cumulative and in addition to every other right and remedy expressed in this Agreement or allowed by law or equity, and may be exercised singularly or concurrently.

9.5	Survival of Condition Subsequent, Representations and Warranties, Covenants

A.	The several representations, warranties and covenants of the Parties contained herein will survive the execution hereof and the Acquisition and will be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

B.	All conditions subsequent to the Acquisition and covenants to be performed subsequent to the Initial and Final Closings, and all representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Acquisition and continue until the date the audit of Puget’s financial statements for the year ending October 31, 2022 has been completed and Puget has received a signed opinion from its independent auditors certifying such financial statements.

C.	All covenants to be performed after the Initial and Final Closings will continue indefinitely.

9.6	Third-Party Beneficiaries

Neither this Agreement nor any provision hereof, nor any document or instrument executed or delivered pursuant to this Agreement, will be deemed to create any right in favor of or impose any obligation upon any person or entity other than the Parties.

9.7	Severability

Whenever legally possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction but this Agreement will be interpreted, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

9.8	Entire Agreement

A.	This Agreement and the agreements, instruments, exhibits and other writings referred to in this Agreement contain the entire understanding of the Parties with respect to the subject matter of this Agreement.

B.	There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein.

C.	This Agreement supersedes all prior agreements and understandings between the Parties with respect to its subject matter.

9.9	Amendments, Extensions & Waiver

A.	This Agreement may not be amended, changed or terminated orally, and no attempted change, termination or waiver of any of the provisions hereof will be binding unless in writing and signed by the Parties against whom the amendment, change, termination or waiver is sought to be enforced.

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

B.	This Agreement may be amended by the Parties at any time before or after approval of matters presented in connection with the Acquisition to the shareholders of those Parties required by applicable law to so approve but, after any such shareholder approval, no amendment will be made which by law requires the further approval of shareholders of a party without obtaining such further approval.

C.	At any time prior to the Initial or Final Closing any Party may, to the extent legally allowed:

1.	Extend the time for the performance of any of the obligations or other acts of the other Parties;

2.	Waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto;

3.	Waive compliance with any of the agreements or conditions for the benefit of such Party contained herein; but

4.	Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such Party.

9.10	Exhibits

Each exhibit referenced in this Agreement will be annexed hereto and will be considered a part hereof as if set forth in the body hereof in full.

9.11	Negotiated Transactions

The provisions of this Agreement were negotiated by the Parties, this Agreement and the agreements, indentures and other instruments incidental hereto will be deemed to have been drafted by all of the Parties and this Agreement will not be interpreted more or less favorably in favor of or against a Party based on its authorship.

9.12	Governing Laws, Venue and Dispute Resolution

9.12.1	Jurisdiction & Venue

A.	The Parties each hereby submits to the jurisdiction of any state or federal court or private dispute resolution tribunal sitting in Palm Beach County, Florida, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court or tribunal.

B.	The Parties each agree not to bring any action or proceeding arising out of or relating to this Agreement in any other court or tribunal.

C.	Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

9.12.2	Applicable Law & Venue

This Agreement will be construed, interpreted and enforced in accordance with, and governed by, the laws of the State of Nevada but venue for any proceeding arising hereunder, whether in law, equity, administration or alternate dispute resolution, will, to the extent legally permissible, lie exclusively in Palm Beach County, Florida.

9.12.3	Dispute Resolution

A.	In the event of any dispute arising under this Agreement, or the negotiation thereof or inducements to enter into the Agreement, the dispute shall, at the request of any Party, be exclusively resolved through the following procedures:

1.	First, the issue shall be submitted to mediation before a mediation service in Palm Beach County, Florida, to be selected by lot from six alternatives to be provided, three by Puget, two by BCSF and one by the Exchanging BCSF Equity & Securities Owner.

2.	The mediation efforts shall be concluded within ten business days after their initiation unless the Parties unanimously agree to an extended mediation period.

B.	In the event that mediation does not lead to a resolution of the dispute then at the request of any Party, the Parties shall submit the dispute to binding arbitration before an arbitration service located in Palm Beach County, Florida to be selected by lot, from six alternatives to be provided, three by Puget, two by BCSF and one by the Exchanging BCSF Equity & Securities Owner.

C.	Expenses:

1.	Expenses of mediation shall be borne by the Parties equally, if successful.

2.	Expenses of mediation, if unsuccessful and of arbitration shall be borne by the Party or Parties against whom the arbitration decision is rendered.

3.	If the terms of the arbitral award do not establish a prevailing Party, then the expenses of unsuccessful mediation and arbitration shall be borne equally by the Parties.

9.13	Notices

A.	All notices, demands or other communications given hereunder will be in writing and will be deemed to have been duly given on the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

To Puget: Karen Lynn Fordham, President; Puget Technologies, Inc.; 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432, with an email copy to info@pugettechnologies.com;

To the Exchanging BCSF Equity & Securities Owner: Yipsi Martin; 1806 North Flamingo Road, Suite 280; Pembroke Pines, Florida 33028, with an email copy to oruiz2@bva.miami;

To BCSF: Yipsi Martin, Managing Member; Behavioral Centers of South Florida LLC, 1806 North Flamingo Road, Suite 280; Pembroke Pines, Florida 33028, with an email copy to Info@behavioral-centers.com;

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

or such other address or to such other person as any Party will designate to the other for such purpose in the manner hereinafter set forth.

B.	At the request of any Party, notice will also be provided by overnight delivery, electronic transmission or e-mail, provided that a transmission receipt is retained.

9.14	Further Assurances

A.	From time to time after the Initial and Final Closings, BCSF and the Exchanging BCSF Equity & Securities Owner will execute and deliver, or cause its affiliates to execute and deliver, to Puget such instruments of sale, transfer, conveyance, assignment and delivery, and such consents, assurances, powers of attorney and other instruments as may be reasonably requested by Puget or its counsel in order to carry out the purpose and intent of this Agreement.

B.	The Parties hereby agree to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, stock certificates and other documents, as may, from time to time, be required herein to effect the intent and purpose of this Agreement.

9.15	Benefit of Agreement.

The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, jointly and severally, their successors, assigns, personal representatives, estate, heirs and legatees.

9.16	License

A.	This Agreement is derived from a form developed by Qest which claims property rights in this form of agreement which the Parties have recognized and agreed to protect.

B.	This form has been adapted for this transaction with the consent of Qest by Puget’s the Parties legal counsel.

C.	Qest grants the Parties and their counsel a non-royalty bearing right and license to copy to use, modify and adapt this form of agreement for any purpose specifically relating to this Agreement.

D.	The use hereof by the Parties is authorized hereby solely for purposes of this transaction and, the use of this form of agreement or of any derivation thereof without Qest’s prior written permission is prohibited.

E.	The Parties acknowledge that Qest is not a law firm, brokerage firms or regulated entity of any kind and that it has not provided the Parties with any advice concerning this Agreement, but rather, has indicated that each Party should consult its own legal counsel.

F.	The Parties hereby agree that this Agreement will not be more strictly construed based on its authorship.

9.17	Broker

A.	Except for Qest and as set forth on exhibit 9.16 (if any), no person is entitled to any compensation from the Parties to this Agreement as a result of the transactions effected hereby.

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

B.	The Parties hereby agree to indemnify and hold each other harmless from and against any claims for brokerage or other commissions relative to the transactions contemplated by this Agreement based in any way on agreements, understanding or arrangements made or claimed to have been made by such Party with any third party.

9.18	Counterparts

This Agreement may be executed in counterparts and by electronic transmission provided that at least one original executed by all of the Parties will be prepared for filing with the Commission.

In witness whereof, the Parties hereby have caused this Agreement to be duly executed as of the day and year set forth below.

PUGET TECHNOLOGIES, INC.

By:
Karen Lynn Fordham, President
Dated: August 23, 2021		{Corporate Seal}
Attest:
Hermann Burckhardt,
Chairman of the Board
State of Florida	}
County of Palm Beach } ss.:

On this 23 day of August, 2021, before me, a notary public in and for the county and state aforesaid, personally appeared Karen Lynn Fordham, to me known, and known to me to be the president of Puget Technologies, Inc., the above-described Nevada corporation, and to me known to be the person who executed the foregoing instrument, and acknowledged the execution thereof to be her free act and deed, and the free act and deed of Puget Technologies, Inc., for the uses and purposes therein mentioned. In witness whereof, I have hereunto set my hand and affixed my notarial seal the day and year in this certificate first above written. My commission expires:

{Seal}

Notary Public

EXCHANGING BCSF EQUITY & SECURITIES OWNER
Dated: August 23, 2021
By:
Yipsi Martin
State of Florida	}
County of Dade	} ss.:

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/

On this 23 day of August, 2021, before me, a notary public in and for the county and state aforesaid, personally appeared Yipsi Martin, on her own behalf and as the prospective shareholder of Behavioral Centers of South Florida. Inc., into which Behavioral Centers of South Florida LLC is to be converted pursuant to Section 607.11933, Florida Statutes, to me known, and known to me to be the person who executed the foregoing instrument, and acknowledged the execution thereof to be her and their free act and deed for the uses and purposes therein mentioned. In witness whereof, I have hereunto set my hand and affixed my notarial seal the day and year in this certificate first above written. My commission expires:

{Seal}

Notary Public

BEHAVIORAL CENTERS OF SOUTH FLORIDA LLC

By:
Yipsi Martin, Managing Member
State of Florida	}
County of Dade	} ss.:

On this 23 day of August, 2021, before me, a notary public in and for the county and state aforesaid, personally appeared Yipsi Martin, to me known, and known to me to be the managing member of Behavioral Centers of South Florida LLC, the above-described Florida limited liability company, and to me known to be the person who executed the foregoing instrument, and acknowledged the execution thereof to be her free act and deed, and the free act and deed of Behavioral Centers of South Florida LLC, for the uses and purposes therein mentioned. In witness whereof, I have hereunto set my hand and affixed my notarial seal the day and year in this certificate first above written. My commission expires:

{Seal}

Notary Public

Please initial: Puget: _____ BCSF: _____ BCSF Equity & Securities Owner: _____

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 21085352

info@pugettechnologies.com/ * https://pugettechnologies.com/